UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

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ARCA BIOPHARMA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2009

Dear Stockholder:

Please join us for the 2009 Annual Meeting of Stockholders of ARCA biopharma, Inc. The meeting will be held on Thursday, June 25, 2009, at 9:00 a.m. Mountain Time at the Renaissance Hotel, 500 Flatiron Blvd., Broomfield, CO 80021.

At this year’s meeting, you will have the opportunity to elect four directors, approve an amendment and restatement of the Nuvelo, Inc. 2004 Equity Incentive Plan as the Amended and Restated ARCA biopharma, Inc. 2004 Equity Incentive Plan, ratify the selection of our independent registered public accounting firm, and transact any other business properly presented at the meeting, as more fully described in the accompanying Proxy Statement. If you own shares of common stock at the close of business on April 29, 2009, you will be entitled to vote at the annual meeting. In addition, immediately following the meeting, you will have the opportunity to hear what we have accomplished in our business in the past year and to ask questions.

This year, we are again taking advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. By furnishing proxy materials to stockholders over the Internet, we are able to reduce the costs and expenses, and reduce the environmental impact, associated with generating paper copies of our proxy materials. On or about May 6, 2009, we will mail our stockholders of record a Notice containing instructions on how to access our Proxy Statement and 2008 Annual Report and vote via the Internet. The Notice to be mailed to our stockholders of record also includes instructions on how to order a paper copy of the proxy materials.

The Proxy Statement includes information about the items of business to be discussed at our annual meeting. You will find other detailed information about ARCA and its historical operations in the 2008 Annual Report, which includes my letter to the stockholders, and the Annual Report on Form 10-K for 2008, which contains the audited consolidated financial statements of Nuvelo, Inc. prior to the completion on January 27, 2009 of the merger involving ARCA biopharma, Inc. Whether or not you can attend, please read the Proxy Statement. When you have done so, please vote via the Internet or, if you receive a paper copy of the proxy card by mail, sign, date, and mail your completed proxy card to us. Your vote is important, so please vote via the Internet or return your proxy card promptly.

We hope you can join us on June 25, 2009. If you are planning to attend, please send an e-mail to ir@arcabiopharma.com so that we may include you on the attendance list.

Sincerely,

Richard B. Brewer
Chief Executive Officer, President and Director

8001 Arista Place, Suite 200, Broomfield, CO 80021    tel: 720/940-2100 fax: 720/208-9261 www.arcabiopharma.com

ARCA BIOPHARMA, INC.

8001 Arista Place, Suite 200

Broomfield, Colorado 80021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 25, 2009

To the Stockholders of ARCA biopharma, Inc.:

NOTICE IS HEREBY GIVEN, that the annual meeting of stockholders of ARCA biopharma, Inc., a Delaware corporation (“ARCA,” the “Company,” or “we”), will be held on June 25, 2009, at 9:00 a.m. Mountain Time, at the Renaissance Hotel, 500 Flatiron Blvd., Broomfield, CO 80021, for the following purposes:

1	to elect four directors to hold office until the 2012 annual meeting of stockholders or until the election and qualification of their respective successors;

2.	to approve an amendment and restatement of the Nuvelo, Inc. 2004 Equity Incentive Plan as the Amended and Restated ARCA biopharma, Inc. 2004 Equity Incentive Plan (the “Option Plan”);

3.	to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year 2009; and

4.	to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

Please refer to the accompanying proxy materials, which form a part of this Notice, for further information about the business to be transacted at the annual meeting.

Only stockholders of record at the close of business on April 29, 2009 are entitled to receive this notice and to vote at the annual meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the annual meeting shall be open to inspection of any stockholder present at the annual meeting and, for any purpose germane to the annual meeting, during ordinary business hours at our corporate offices at 8001 Arista Place, Suite 200, Broomfield, CO 80021, during the ten days prior to the annual meeting.

All stockholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting in person, we urge you to ensure your representation by voting by proxy as promptly as possible. You may vote via the Internet or, if you request a paper copy of the proxy card by mail, by completing, signing, dating, and mailing the proxy card to us in the return envelope that will be provided for your use, which will require no postage if mailed in the United States. If you attend the annual meeting and vote your shares in person at the meeting, your proxy will not be used.

By order of the Board of Directors:

Michael R. Bristow, M.D., Ph.D.

Chairman of the Board of Directors

and Chief Science and Medical Officer

April 30, 2009

Broomfield, Colorado

ARCA BIOPHARMA, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

June 25, 2009

INTRODUCTION

General

This Proxy Statement is made available to our stockholders on behalf of our Board of Directors in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held at the Renaissance Hotel, 500 Flatiron Blvd., Broomfield, CO 80021 on June 25, 2009 at 9:00 a.m. Mountain Time and at any adjournments or postponements of the annual meeting.

This solicitation is made on behalf of our Board of Directors and we will pay the costs of solicitation. Our directors, officers, and employees may also solicit proxies by telephone, telegraph, fax, or personal interview. We will not pay any additional compensation to directors, officers, or other employees for such services, but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them for sending proxy materials to our stockholders.

On or about May 6, 2009, we will mail our record and beneficial stockholders a Notice containing instructions on how to access our Proxy Statement and 2008 Annual Report via the Internet.

Merger Transaction

On January 27 2009, ARCA biopharma, Inc. (“ARCA” or the “Company”) completed the merger contemplated by that Agreement and Plan of Merger and Reorganization, dated September 24, 2008, as amended October 28, 2008 (the “Merger Agreement”), in which a wholly-owned subsidiary of the Company merged with and into the company now known as ARCA biopharma Colorado, Inc. (“ARCA Colorado”), with ARCA Colorado surviving as a wholly-owned subsidiary of the Company. After the merger, the Company changed its name from Nuvelo, Inc. (“Nuvelo”) to ARCA biopharma, Inc.

In accordance with the Merger Agreement, immediately prior to the consummation of the merger, Nuvelo effected a reverse stock split of its common stock. Pursuant to this reverse stock split, each 20 shares of Nuvelo’s common stock that were issued and outstanding immediately prior to the merger were converted into one share of Nuvelo’s common stock. As a result, and in accordance with the Merger Agreement, each outstanding common share and warrant or option to purchase shares of ARCA Colorado’s common stock prior to the merger was converted into the right to receive or purchase 0.16698070 (the “Exchange Ratio”) shares of the Company’s common stock, which Exchange Ratio incorporates the effect of the reverse stock split. As of immediately following the effective time of the merger, former ARCA Colorado stockholders owned approximately 67% of the outstanding common stock of the Company, and Nuvelo stockholders owned approximately 33% of the outstanding common stock of the Company, after giving effect to the issuance of shares pursuant to ARCA Colorado’s outstanding options and warrants prior to the merger, primarily on a treasury method basis, without giving effect to the issuance of stock pursuant to Nuvelo’s outstanding options and warrants.

On January 28, 2009, ARCA’s common stock began trading on the Nasdaq Global Market under the new symbol “ABIO.”

All information contained in this Proxy Statement relating to common shares, options and warrants to purchase common shares have been adjusted retroactively to reflect the effect of the reverse stock split and the Exchange Ratio.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

1	to elect four directors to hold office until the 2012 annual meeting of stockholders or until the election and qualification of their respective successors;

2.	to approve an amendment and restatement of the Nuvelo, Inc. 2004 Equity Incentive Plan as the Amended and Restated ARCA biopharma, Inc. 2004 Equity Incentive Plan (the “Option Plan”);

3.	to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year 2009; and

4.	to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

Who can vote at the annual meeting?

Our issued and outstanding common stock constitutes the only class of securities entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on April 29, 2009 are entitled to receive this notice and to vote at the annual meeting.

Is my vote important?

Yes, your vote is important regardless of how many shares you own. Please take the time to vote and read the instructions below.

What is the quorum requirement for the annual meeting?

The presence at the meeting, in person or by proxy, of a majority of the issued and outstanding shares will constitute a quorum. At the close of business on that April 29, 2009, 7,570,103 shares of our common stock were issued and outstanding. As of March 31, 2009, 3,977,377 shares of our common stock were beneficially owned by our executive officers and directors. Abstentions and “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted towards the quorum requirement. Broker non-votes will not be counted towards the vote total for any proposal. Each share of common stock is entitled to one vote.

How will my shares be voted if I grant a proxy?

Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the meeting for the election of the four nominees for director and for Proposals 2 and 3. With respect to any other business that may properly come before the meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders. All votes cast at the meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting.

Why did I receive a Notice in the mail regarding Internet availability of proxy materials?

This year, we are once again taking advantage of the Securities and Exchange Commission (“SEC”) rules allowing companies to furnish proxy materials to their stockholders over the Internet. By furnishing proxy materials to stockholders over the Internet, we are able to reduce the costs and expenses, and reduce the environmental impact, associated with generating paper copies of our proxy materials. We will mail our record and beneficial stockholders on or about May 6, 2009 a Notice containing instructions on how to access our Proxy Statement and 2008 Annual Report and vote via the Internet. The Notice also includes instructions on how to obtain paper copies of the proxy materials, free of charge. The Internet will be available for accessing the proxy materials and for voting 24 hours a day, and will close at 1:00 a.m. Eastern Time on June 25, 2009. You will need the control number assigned to you and provided on your Notice to vote using the Internet.

How do I vote?

If on April 29, 2009, your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company N.A., then you are a stockholder of record. If you hold your shares of record, you may vote via the Internet or, if you requested a paper copy of the proxy card by mail, by completing, signing, dating, and mailing the proxy card to us in the return envelope that will be provided for your use, which requires no postage if mailed in the United States. If you attend the annual meeting and vote your shares in person at the meeting, your proxy will not be used.

If you hold your shares beneficially, then your shares are held in “street name” by a bank or brokerage firm. Your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. If you do not give your bank or broker instructions as to how to vote on the proposals described in this Proxy Statement, your bank or broker may be entitled to use its discretion in voting your shares in accordance with industry practice, except as otherwise described in this Proxy Statement.

If my shares are held in street name, can I attend the annual meeting?

If your shares are held in “street name,” you also are invited to attend the annual meeting. However, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the annual meeting on June 25, 2009. In addition, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid paper copy of the proxy card from the stockholder of record.

How do I vote if I received two or more Notices?

If you receive two or more Notices, this means that you hold our shares in multiple accounts at the transfer agent or with the brokers or other custodians of your shares; in this case, please vote with respect to each Notice in accordance with the procedures described therein to complete your representation.

If I am stockholder of record, how do I revoke my proxy?

If you are a stockholder of record, you may revoke your proxy at any time before it is actually voted at the meeting by:

•	delivering written notice of revocation to our Secretary at 8001 Arista Place, Suite 200, Broomfield, CO 80021;

•	submitting a later dated proxy card; or

•	attending the meeting and voting in person.

Can I vote my shares by filling out and returning the Notice regarding the availability of proxy materials on the Internet?

No. The Notice contains instructions on how to vote via the Internet, by requesting a paper proxy card, or by submitting a ballot in person at the annual meeting.

What vote is required for each Proposal?

Proposal 1:    Election of Board of Directors

Directors will be elected by a plurality of the votes cast for the election of directors, which means that abstentions and broker non-votes will not affect the election of the candidates receiving the plurality of votes. Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, by checking the appropriate box on your proxy card, you may cast your votes in favor of, or withhold your votes with respect to, some or all nominees. Votes that are withheld will be excluded entirely from the vote on Proposal 1 and will have no effect on the outcome of the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on Proposal 1, your broker will have authority to vote your shares on Proposal 1.

Proposal 2:    Amendment and Restatement of the Nuvelo, Inc. 2004 Equity Incentive Plan as the Amended and Restated ARCA biopharma, Inc. 2004 Equity Incentive Plan

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 2 is required for approval of Proposal 2. Abstentions will be counted towards the vote total for Proposal 2, and will have the same effect as an “Against” vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on Proposal 2, your broker will not have authority to vote your shares on Proposal 2.

Proposal 3:    Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 3 is required for approval of Proposal 3. Abstentions will be counted towards the vote total for Proposal 3, and will have the same effect as an “Against” vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on Proposal 3, your broker will have authority to vote your shares on Proposal 3.

Where can I find the voting results?

We will report the voting results in our quarterly report on Form 10-Q for the second quarter of 2009.

Voting Intentions of our Executive Officers and Directors; Recommendations of Our Directors

Our current executive officers and directors have informed us that they intend to vote, or cause to be voted, all shares of common stock held by them at the close of business on April 29, 2009 for each of the nominees for director and for Proposals 2 and 3.

Our Directors recommend that stockholders vote “FOR” each of the nominees for director and for Proposals 2 and 3.

PROPOSAL 1:

ELECTION OF BOARD OF DIRECTORS

General Information

Our Amended and Restated Certificate of Incorporation, as amended, provides that the Board of Directors is divided into three classes to provide for staggered terms and that each director will serve for a term of three years or less, depending on the class to which the Board of Directors has assigned a director not previously elected by the stockholders. There are currently three Class I directors, whose terms expire at the annual stockholders’ meeting in 2010, and three Class II directors, whose terms expire at the annual stockholders’ meeting in 2011. The Board of Directors has nominated four Class III directors, Dr. Ted W. Love, Dr. Burton E. Sobel, Dr. J. William Freytag, and Dr. Jean-François Formela, for election to the Board of Directors, each for a three-year term ending on the date of the annual meeting in 2012 or until a successor is duly elected and qualified or appointed. There are no vacancies in the current Board of Directors. We encourage our Board members to attend each annual meeting of stockholders. All of the members of the Board of Directors then serving as of the date of our last annual meeting attended our 2008 annual meeting.

Each nominee for director has consented to being named in this Proxy Statement and has indicated his willingness to serve if elected. Unless your vote is withheld, proxies received by us will be voted for the nominees. Proxies cannot be voted for more than four persons. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, we will vote the proxies for any substitute nominee we may designate.

Each nominee for election to the Board of Directors currently serves as one of our directors and has continually served as a director since the date such person initially became a director, which is set forth below. Dr. Love and Dr. Sobel have previously been elected by our stockholders, Dr. Freytag and Dr. Formela formerly served as directors of ARCA Colorado prior to the Company’s merger involving ARCA Colorado in January 2009. In 2008, our Board of Directors met nine times and acted by written consent three times. Each director attended 75% or more of the total meetings of the Board of Directors held during 2008. Each director who was a member of the Compensation Committee attended 75% or more of the three meetings of that Committee of the Board of Directors that occurred during 2008, with the exception of Dr. Gavin who was absent from one meeting. Each director who was a member of the Nominating and Corporate Governance Committee of the Board of Directors attended 75% or more of the meetings of that Committee of the Board of Directors that occurred during 2008, with the exception of Ms. Popovits who was absent from one meeting. Each director who was a member of the Audit Committee attended 75% or more of the meetings of that Committee of the Board of Directors that occurred during 2008. The following table sets forth information as of April 29, 2009 with respect to our directors, including the four persons nominated for election at the meeting.

Name of Nominee or Director	Age	Position	Director Since
Michael R. Bristow, M.D., Ph.D.†	64	Chairman of the Board	2009
Richard B. Brewer†	58	Director	2009
Jean-François Formela, M.D.(3)†	52	Director	2009
J. William Freytag, Ph.D.(3)†	57	Director	2009
Linda Grais, M.D.(1)(3)†	52	Director	2009
Ted W. Love, M.D.*	50	Director	2001
David G. Lowe, Ph.D.(1)†	52	Director	2009
Mary K. Pendergast(1)(2)*	58	Director	2002
Burton E. Sobel, M.D.(2)*	71	Director	2004
John L. Zabriskie, Ph.D.(2)†	69	Director	2009

*	Each of the directors so indicated served as a director of Nuvelo.

†	Each of the directors indicated served as a director of ARCA Colorado prior to the January 27, 2009 merger.
(1)	Member of Nominating and Corporate Governance Committee.
(2)	Member of Audit Committee.
(3)	Member of Compensation Committee.

The following information, which has been provided by our directors and director nominees, sets forth such person’s principal occupation, employment, and business experience during at least the past five years, and the period during which such person has served as a director of the Company:

Nominees for Election to the Board of Directors for a Three-Year Term Ending in 2012

Jean-François Formela, M.D. Dr. Formela has served as a member of Company’s Board of Directors since our merger with ARCA Colorado. Before the merger, Dr. Formela had served as a director of ARCA Colorado since February 2006. Dr. Formela is a Partner of and joined Atlas Venture in 1993 to help build the US Life Sciences franchise. Previously, he was Senior Director, Medical Marketing and Scientific Affairs at Schering-Plough in the U.S. During his tenure there, he was responsible for the marketing of Intron A, Schering-Plough’s alpha-interferon. In his last position at Schering-Plough, Dr. Formela directed the US Phase IV studies in all therapeutic areas, as well as the health economics, medical information, and biotechnology pre-marketing groups. As a medical doctor, Dr. Formela practiced emergency medicine at Necker University Hospital in Paris. Since joining Atlas Venture, Dr. Formela has been involved in the formation of companies such as Archemix, ArQule, Aureon Laboratories, Cellzome, deCODE, Exelixis, MorphoSys, NxStage, Resolvyx Pharmaceuticals, and SGX Pharmaceuticals. He was also an investor in Ciphergen Biosystems and ARCA. Dr. Formela received his M.D. from Paris University School of Medicine, and his M.B.A. from Columbia University.

J. William Freytag, Ph.D. Dr. Freytag has served as a member of the Company’s Board of Directors since our merger with ARCA Colorado. Before the merger, Dr. Freytag had served as a director of ARCA Colorado since March 2007. Dr. Freytag is President and Chief Executive Officer of Barofold, Inc., a private, venture-financed biotherapeutics company located in Boulder, Colorado. Prior to Barofold, Dr. Freytag was Chairman and Chief Executive Officer of Aspreva Pharmaceuticals from July 2007 until its merger with Galenica AG in January 2008. Prior to Aspreva, Dr. Freytag was President, Chief Executive Officer and Chairman of the Board of Directors of Myogen, Inc. from July 1998 until Myogen was acquired by Gilead Sciences in November 2006. From November 2006 through June 2007 Dr. Freytag served as Senior Advisor to Gilead. From October 1994 to May 1998, Dr. Freytag was a Senior Vice President at Somatogen, Inc. Prior to Somatogen, he was President of Research and Development at Boehringer Mannheim Corporation, an international healthcare company, from May 1990 to September 1994. Previously, Dr. Freytag spent ten years with DuPont in various research and business positions in the Medical Products Department. Dr. Freytag currently serves as a Director for four heathcare companies: BaroFold, Inc., GlobeImmune, Inc., Sierra Neuropharmaceutials, Inc., and BiOptix LLC. Dr. Freytag is also a member of the Advisory Council for the Bard Center for Entrepreneurship, University of Colorado Denver Business School. Dr. Freytag received a B.S. from Purdue University and a Ph.D. in biochemistry from the University of Kansas Medical Center.

Ted W. Love, M.D. Dr. Love has served as a member of the Company’s Board of Directors since February 2001. Before the Company’s merger with ARCA Colorado, Dr. Love had served as Nuvelo’s President since January 2001, as its Chief Executive Officer since March 2001, and as Chairman of its Board of Directors since September 2005. Dr. Love served as Nuvelo’s President and Chief Operating Officer from January 2001 until March 2001. Prior to joining Nuvelo, Dr. Love served as Senior Vice President of Development at Theravance Inc. from 1998 to 2001 and as a research physician and Vice President of Product Development at Genentech from 1992 to 1998. Dr. Love also serves as a member of the Board of Directors of Santarus, Inc. and Affymax, Inc. Dr. Love holds a B.A. in molecular biology from Haverford College and an M.D. from Yale Medical School.

Burton E. Sobel, M.D. Dr. Sobel has served as a member of the Company’s Board of Directors since September 2004. Since June 2005, Dr. Sobel has served as Professor of Medicine and Biochemistry at the University of Vermont and Fletcher Allen Health Care, where he formerly served as Chair of the Department of Medicine from 1994 to June 2005. Dr. Sobel served as Senior Counsel to the Executive Dean of the University of

Vermont College of Medicine and to the Executive Vice President of Fletcher Allen Health Care from 1996 to 1998. From 1994 to 1996, Dr. Sobel served as Professor of Medicine at Washington University in St. Louis, Missouri. Dr. Sobel serves as a member of the Board of Directors of Ariad Pharmaceuticals, Inc. and Clinical Data, Inc. Dr. Sobel received his M.D. from the Harvard Medical School, magna cum laude, and his A.B. from Cornell University.

Directors Continuing in Office until the Annual Meeting of Stockholders in 2011

Richard B. Brewer. Mr. Brewer has served as the Company’s President and Chief Executive Officer and a director since our merger with ARCA Colorado. Mr. Brewer has also served as the President and Chief Executive Officer and a director of ARCA Colorado since November 2006. Prior to joining ARCA Colorado, from January 2003, Mr. Brewer was Managing Partner of Crest Asset Management, where he provided guidance to and invested in biotechnology opportunities. Before that, Mr. Brewer was President and Chief Executive Officer of Scios, Inc. Before Scios, Mr. Brewer served as Chief Operating Officer of Heartport, a cardiovascular device company developing minimally invasive approaches to major heart surgery. Prior to that, he spent over a decade at Genentech in various management positions, including Senior Vice President of Sales and Marketing and Senior Vice President of Genentech Europe and Canada. Mr. Brewer holds a B.S. from Virginia Polytechnic Institute and an M.B.A. from Northwestern University.

Michael R. Bristow, M.D., Ph.D. Dr. Bristow has served as the Company’s Chief Science and Medical Officer and a director since our merger with ARCA Colorado. Mr. Brewer has also served as a director of ARCA Colorado since November 2006. Dr. Bristow was one of the founders of ARCA Colorado in September 2004, and served as its Chairman and Chief Executive Officer from that date until he was appointed to the position of Chief Science and Medical Officer in November 2006. Dr. Bristow is a Professor of Medicine and the former Head of Cardiology at the University of Colorado Health Sciences Center, where he has been since October 1991. Dr. Bristow was one of the founders of Myogen, Inc. and served as Myogen’s Chief Science and Medical Officer from October 1996 to February 2006 and as a Scientific Advisor to Myogen from February 2006 until the acquisition of Myogen by Gilead Sciences, Inc. in November 2006.

Mary K. Pendergast. Ms. Pendergast has served as a member of the Company’s Board of Directors since May 2002. Since September 2003, Ms. Pendergast has been president of Pendergast Consulting. Ms. Pendergast served as Executive Vice President, Government Affairs for Elan Corporation from 1998 to December 2003. Ms. Pendergast was Deputy Commissioner and Senior Advisor to the Commissioner, Food and Drug Administration, Department of Health and Human Services from 1990 to 1998. Ms. Pendergast received her LL.M. from Yale Law School in 1977, her J.D. from the University of Iowa College of Law in 1976, and her B.A. from Northwestern University in 1972.

Directors Continuing in Office until the Annual Meeting of Stockholders in 2010

Linda Grais, M.D. Dr. Grais has served as a member of the Company’s Board of Directors since our merger with ARCA Colorado. Before the merger, Dr. Grais had served as a director of ARCA Colorado since May 2007. Dr. Grais is currently a partner at InterWest, where she has been since May 2005. From July 1998 to July 2003, Dr. Grais was a founder and executive vice president of SGX Pharmaceuticals Inc., a drug discovery company focusing on new treatments for cancer. Prior to that, she was a corporate attorney at Wilson Sonsini Goodrich & Rosati, where she practiced in such areas as venture financings, public offerings and strategic partnerships. Before practicing law, Dr. Grais worked as an assistant clinical professor of Internal Medicine and Critical Care at the University of California, San Francisco. Dr. Grais received a B.A. from Yale University, magna cum laude, and Phi Beta Kappa, an M.D. from Yale Medical School and a J.D. from Stanford Law School.

David G. Lowe, Ph.D. Dr. Lowe has served as a member of the Company’s Board of Directors since our merger with ARCA Colorado. Before the merger, Dr. Lowe had served as a director of ARCA Colorado since May 2007. Dr. Lowe is a Managing Director of and joined Skyline Ventures in June 2002. Dr. Lowe is a molecular biologist and was Director of Cardiovascular Research at Genentech, Inc., where he worked for 16 years until November 2001. Dr. Lowe also serves as a director of Applied Genetic Technologies Corp. Dr. Lowe holds a Ph.D. in biochemistry from the University of Toronto, Canada.

John L. Zabriskie, Ph.D. Dr. Zabriskie has served as a member of the Company’s Board of Directors since our merger with ARCA Colorado. Before the merger, Dr. Zabriskie had served as a director of ARCA Colorado since March 2005. Dr. Zabriskie is Co-Founder and Director of Puretech Ventures, LLC, and the past Chairman of the Board, Chief Executive Officer, and President of NEN Life Science Products, Inc., a supplier of kits for labeling and detection of DNA. Prior to joining NEN Life Science Products in July 1997, Dr. Zabriskie was President and Chief Executive Officer of Pharmacia and Upjohn Inc. Prior to joining Upjohn in 1994, Dr. Zabriskie was Executive Vice President for Merck & Co., Inc. He currently serves on the Board of Directors of Array BioPharma Inc., Harlan, Inc., Kellogg Co., Protein Forest Inc. and Puretech Ventures. Dr. Zabriskie received his undergraduate degree in chemistry from Dartmouth College and his Ph.D. in organic chemistry from the University of Rochester.

Director Compensation

The following table sets forth the compensation earned by or awarded to the Company’s non-employee directors during the fiscal year ended December 31, 2008. The compensation earned by Dr. Love is excluded from the table because he was also an executive officer of the Company in 2008, and his compensation is set forth below, under the heading titled, “Executive Compensation,” under the subsection titled, “Summary Compensation Table”:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James R. Gavin III, M.D., Ph.D.	25,000	—	8,214	—	—	—	33,214
Mary K. Pendergast	40,000	—	8,214	—	—	—	48,214
Mark L. Perry	45,000	—	8,214	—	—	—	53,214
Kimberly Popovits	35,000	—	10,952	—	—	—	45,952
Burton E. Sobel, M.D.	35,000	—	8,214	—	—	—	43,214

(1)	Amounts reflect both grant date fair value and stock-based compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS 123R), and include amounts attributable to awards granted in 2008. These options were fully vested on the date of grant, and therefore, the grant date fair value was fully recognized as stock-based compensation in 2008. Amounts shown above exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)	As of December 31, 2008, the aforementioned directors held options to purchase the following number of shares of the Company’s common stock: Dr. Gavin, 2,750; Ms. Pendergast, 4,957; Mr. Perry, 1,500; Ms. Popovits, 3,750 and Dr. Sobel, 2,875.

Annual Cash Retainer Fees

Prior to the closing on January 27, 2009 of the merger with ARCA Colorado, each non-employee director of the Company was entitled to an annual retainer fee of $20,000. The Audit Committee chair was entitled to receive an additional $20,000 for service as the Audit Committee chair. If a non-employee director served as the chair of any other Committee, that director was entitled to receive an additional $10,000 per chair. Each of the members of the Audit Committee, other than the chair, was entitled to receive an additional $10,000 for his or her service on the Audit Committee. For membership on any other Committee, except for the chair of such Committee, a non-employee director was entitled to receive an additional $5,000. Board members were not entitled to receive any other cash compensation for their Board service. If a Board member were to resign or assume additional Board responsibilities within a year, the Board member’s cash compensation would be adjusted the next quarter to reflect the change. Finally, each director had option to convert the previously mentioned retainer fees into deferred stock units, in accordance with the terms of a deferred stock unit plan pursuant to the Option Plan.

Annual Stock Option Grants

On the date of the 2008 annual meeting of the stockholders, Ms. Pendergast and Dr. Sobel each received a fully vested option to purchase 750 shares of the Company’s common stock under the Option Plan. The purchase price for these options was $14.60, which was equal to the average of the high and the low price for the Company’s common stock on the date of the Company’s 2008 annual meeting of stockholders.

Changes to Directors Compensation Following the Merger

The Nominating and Corporate Governance Committee of the Board of Directors, in accordance with its Charter, is responsible for periodically making recommendations to the Board with respect to the compensation of Board members. The Committee performed an evaluation of Board member compensation following the January 27, 2009 merger, and recommended to the Board that the following changes be made to Board member compensation, which recommendation was accepted by the Board:

•	Each non-employee director is entitled to an annual retainer fee of $30,000;

•

As additional compensation for their services, each non-employee director is entitled to an initial grant of options to purchase 7,500 shares of the Company’s common stock under the Option Plan and an annual grant of an additional 3,500 shares of the Company’s common stock under the Option Plan;

•	The Audit Committee chair is entitled to receive an additional $15,000 for service as the Audit Committee chair;

•	If a non-employee director serves as the chair of any other Committee, that director is entitled to receive an additional $10,000 per chair;

•	Each of the members of the Audit Committee, other than the chair, is entitled to receive an additional $5,000 for his or her service on the Audit Committee;

•	For membership on any other Committee, except for the chair of such Committee, a non-employee director is entitled to receive an additional $5,000; and

•	The director designated as the Lead Independent Director is entitled to an annual fee of $10,000.

On February 27, 2009, Dr. Formela, Dr. Freytag, Dr. Love, Ms. Pendergast, Dr. Sobel, Dr. Zabriskie, Dr. Lowe and Dr. Grais each received options to purchase 7,500 shares of the Company’s common stock under the Option Plan. The purchase price for these options was $5.29, which was equal to the closing price of the Company’s common stock on the date of the grant on the Nasdaq Global Market (“Nasdaq”).

Board Independence and Corporate Governance

The Board of Directors has reviewed the relationships between each member of the Board of Directors, their immediate family members and affiliates, and the Company. Accordingly, the Board has determined that each of Dr. Formela, Dr. Freytag, Dr. Grais, Dr. Lowe, Ms. Pendergast, Dr. Sobel and Dr. Zabriskie, which individuals constitute greater than a majority of the Board of Directors, qualify as “independent” directors in accordance with the listing standards of Nasdaq.

As part of its service, the Board of Directors strives to regularly evaluate the Company’s corporate governance policies and to compare those policies to standards established by current rules and regulations of various governmental authorities, other public companies, and recommendations of other corporate governance groups and authorities. In 2007, the Board adopted an amended and restated Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers, and employees, and establishes the Company’s expectations for its consultants, contractors, representatives, and agents in connection with its process of self-evaluation. As part of its ongoing evaluation process, the Board of Directors will continue to monitor best corporate governance practices. Based upon this process, the Board may from time to time adopt additional policies or procedures to comply with new laws and legislation and any changes to rules made by the SEC and Nasdaq.

The Company’s Corporate Governance Guidelines, Committee charters, and Code of Business Conduct and Ethics are located on the Company’s website at www.arcabiopharma.com in the section titled, “Investors,” under the subsection titled, “Corporate Governance.” If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website and file any current report on Form 8-K required by applicable law or Nasdaq listing standards. Information found on our website is not incorporated by reference into this Proxy Statement.

Committees of the Board of Directors

Our Board of Directors has three standing Committees: the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee.

Compensation Committee

In January 2009, the Board of Directors adopted a revised committee charter for the Company’s Compensation Committee. That revised charter states that Compensation Committee:

•

oversees succession planning for senior management of the Company, including a review of the performance and advancement potential of current and future senior management and succession plans for each and recommends, as appropriate, the retention of potential succession candidates;

•	assesses the overall compensation structure of the Company and evaluates and recommends changes to the Company’s compensation philosophies and strategies;

•	reviews and approves performance-based compensation plans or programs, including establishing goals and targets, applicable to the Chief Executive Officer and other members of the management team;

•	evaluates the performance of the Chief Executive Officer in light of Company and individual goals and objectives, and makes appropriate recommendations for improving performance;

•	reviews the results of performance reviews of other executive officers conducted by the Chief Executive Officer and makes appropriate recommendations for improving performance;

•

reviews and approves the compensation of the Chief Executive Officer and the other executive officers of the Company, including annual base salaries, annual and long-term incentive or bonus awards, employment agreements, and severance and change in control agreements/provisions, in each case as, when and if appropriate, and any special or supplemental benefit;

•	if the compensation for the Chief Executive Officer or any other executive officer is governed by an employment agreement, approves such employment agreement and any amendments thereto;

•

administers, reviews, and approves all executive compensation programs or plans, and all of the Company’s incentive compensation and stock plans and awards thereunder of the Company, including amendments to the programs, plans or awards made thereunder;

•	administers the Option Plan and the Company’s Employee Stock Purchase Plan, as well as other equity and incentive compensation plans;

•	approves, amends, and terminates ERISA-governed employee benefit plans;

•

prepares and discusses with the Company’s management the Compensation Discussion and Analysis, or the CD&A, if required to be included in the Company’s annual meeting proxy statement and recommends to the Board that the CD&A be included in the annual meeting proxy statement, to the extent required;

•	prepares and approves the Report of the Compensation Committee to be included as part of the Company’s annual meeting proxy statement, to the extent required;

•	periodically reviews and reassesses the Compensation Committee’s Charter and recommends any changes to the Board for its consideration and approval;

•	periodically evaluates the effectiveness of the Committee; and

•	performs such other functions as may from time to time be delegated by the Board.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate, to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees. The Company’s Compensation Committee Charter is located on the Company’s website at www.arcabiopharma.com in the section titled, “Investors,” under the subsection titled, “Corporate Governance.”

Dr. Freytag, as the chairperson, Dr. Grais, and Dr. Formela presently serve on the Compensation Committee. Prior to the Company’s merger with ARCA Colorado, Ms. Popovits, as the chairperson, Dr. Gavin, and Mr. Perry served as members of the Compensation Committee throughout the 2008 calendar year. Dr. Freytag, Dr. Grais, and Dr. Formela all have extensive experience in executive management in the biotechnology industry, including experience with compensation practices and policies. The current members of the Compensation Committee are all “independent” (as independence is defined by the Nasdaq listing standards). The Compensation Committee met three times during 2008, and met often in executive session. Mr. Perry attended three, Ms. Popovits attended three, and Dr. Gavin attended two of the Compensation Committee meetings held during 2008.

Audit Committee

Our Audit Committee reviews our annual audit and meets with our independent registered public accounting firm and management to review our corporate accounting, our financial reporting process, and our systems of internal accounting and financial controls. The functions of the Audit Committee include selecting, evaluating, and where necessary, replacing the independent registered public accounting firm retained by the Company; consulting with our independent registered public accounting firm regarding their audit, their opinion, and the Company’s Forms 10-Q and 10-K; approving the audit and non-audit services of our independent registered public accounting firm and the terms of their engagement; meeting with our management; reviewing both the independent registered public accounting firm and management reports; recommending changes in financial policies and procedures that may be suggested by our independent registered public accounting firm; and preparing the Audit Committee report included in our Proxy Statement. Our Board has adopted a written charter for the Audit Committee, which is located on the Company’s website at www.arcabiopharma.com in the section titled, “Investors” under the subsection titled, “Corporate Governance.”

Dr. Zabriskie, as the chairperson, Ms. Pendergast and Dr. Sobel presently serve on the Audit Committee. Prior to the Company’s merger with ARCA Colorado, Mr. Perry, as the chairperson, Ms. Pendergast, and Dr. Sobel served on the Audit Committee for 2008. The Audit Committee met six times during 2008, and each member attended 75% or more of the six meetings. The Board has determined that all three current Audit Committee members are “independent” directors, as determined in accordance with Rule 10A-3(b)(1) of the Exchange Act and the Nasdaq listing standards. The Board has determined that Dr. Zabriskie is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The report of our Audit Committee is included on page 50 of this Proxy Statement.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee, in accordance with its Charter, considers the qualifications of, proposes, and recommends individuals for Board membership and senior management positions. Other duties and responsibilities of the Nominating and Corporate Governance Committee include making recommendations to the Board regarding the Company’s corporate governance policies, business conduct, and ethics; evaluating the size and composition of the Board and its Committees; and reviewing the annual performance of the Board. The Company’s Nominating and Corporate Governance Committee Charter is accessible on the Company’s website at www.arcabiopharma.com, in the section titled, “Investors,” under the subsection titled, “Corporate Governance.”

Ms. Pendergast, as the chairperson, Dr. Grais, and Dr. Lowe presently serve on the Nominating and Corporate Governance Committee. Prior to our merger with ARCA Colorado, Ms. Pendergast, as the chairperson, Ms. Popovits, and Dr. Sobel served on the Committee throughout the 2008 calendar year. Each Nominating and Corporate Governance Committee member attended each of the three meetings of the Nominating and Corporate Governance Committee held during 2008 with the exception of Ms. Popovits, who was absent from one meeting. The Board has determined that Ms. Pendergast, Dr. Grais, and Dr. Lowe are “independent” members of the Nominating and Corporate Governance Committee (as independence is defined in the Nasdaq listing standards).

The Board has adopted a process for identifying and evaluating director nominees, including stockholder nominees. Before recommending an individual to the Board for Board membership, the Nominating and Corporate Governance Committee canvasses its members and the Company’s management team for potential members of the Board of Directors. The Nominating and Corporate Governance Committee will consider stockholders’ recommendations for nominees to serve as director if notice is timely received by the Secretary of the Company. Candidates nominated by stockholders will be evaluated in the same manner as other candidates. The Nominating and Corporate Governance Committee keeps the Board regularly apprised of its discussions with potential nominees, and the names of potential nominees received from its current directors, management, and stockholders, if the stockholder notice of nomination is timely made. Although the Board has not adopted a fixed set of minimum qualifications for candidates for Board membership, the Nominating and Corporate Governance Committee generally considers several factors in its evaluation of each potential member, such as the potential member’s area of expertise, education, and professional background, experience in corporate governance, the reasonable availability of the potential member to devote time to the affairs of the Company, as well as any other criteria deemed relevant by the Board or the Nominating and Corporate Governance Committee. After determining that a potential candidate may be qualified, the Nominating and Corporate Governance Committee will make a further investigation and interview the candidate. The Nominating and Corporate Governance Committee will select, by majority vote, the most qualified candidate or candidates, for recommendation to the Board for approval as a director nominee. Neither the Company nor the Nominating and Corporate Governance Committee paid any fees to any third party to identify Board candidates during 2008 up through April 30, 2009.

Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee addressed to the Corporate

Secretary, at least 120 days before the anniversary date of our last Annual Meeting of Stockholders. Recommendations must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, and a representation that the recommending stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. No such recommendation of a nominee to the Nominating and Corporate Governance Committee shall be deemed to satisfy the nomination requirements set forth in our Bylaws. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

Stockholder Communications with the Board of Directors

We have adopted a formal process by which stockholders may communicate with our Board of Directors. This information is available on our website at www.arcabiopharma.com, under the section titled, “Investors,” under the subsection titled, “Corporate Governance.”

Required Vote and Board of Directors Recommendation

Directors will be elected by a plurality of the votes cast for the election of directors. The four nominees receiving the most “For” votes (among votes properly cast either in person or by proxy) will be elected. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not vote on this proposal, your broker will have authority to vote your shares on this proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum but will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE DIRECTORS NOMINATED IN THIS PROPOSAL 1.

PROPOSAL 2:

AMENDMENT AND RESTATEMENT OF THE NUVELO, INC. 2004 EQUITY INCENTIVE PLAN

AS THE AMENDED AND RESTATED ARCA BIOPHARMA, INC. 2004 EQUITY INCENTIVE PLAN

At the annual meeting of stockholders, the Company’s stockholders will be asked to approve the amendment and restatement of the Nuvelo, Inc. 2004 Equity Incentive Plan (the “Option Plan”), which, if stockholders approve the amendment and restatement, will be called the Amended and Restated ARCA biopharma, Inc. 2004 Equity Incentive Plan. The Option Plan was originally adopted effective as of May 6, 2004, and replaced the Nuvelo, Inc. 2002 Equity Incentive Plan, Nuvelo, Inc. Director Stock Option Plan, Nuvelo, Inc. Scientific Advisory Board/Consultants Stock Option Plan, Nuvelo, Inc. 1995 Stock Option Plan and the Variagenics 1997 Employee, Director & Consultant Stock Option Plan (collectively the “Prior Plans’), was subsequently amended and restated as of May 24, 2006, and then was further amended as of May 31, 2007.

Approval of this proposal would:

(i) change the name of the Company as it appears in the Option Plan from “Nuvelo, Inc.” to “ARCA biopharma, Inc.” and change the name of the Option Plan from the “Amended and Restated Nuvelo, Inc. 2004 Equity Incentive Plan” to the “Amended and Restated ARCA biopharma, Inc. 2004 Equity Incentive Plan”;

(ii) increase the maximum number of shares issuable under the plan, revise the formula for determining the maximum number of shares issuable under the plan and implement new share usage rules; and

(iii) adjust the award limitations for stock options and stock appreciation rights;

The Board of Directors believes that we must offer a competitive equity incentive program if we are to continue to successfully attract and retain the best possible candidates for positions of responsibility. The Board of Directors expects that the Option Plan will continue to be an important factor in attracting, retaining, and rewarding the high caliber employees essential to our success and in motivating these individuals to strive to enhance our growth and profitability.

On April 29, 2009, the Board of Directors approved the amendment and restatement of the Option Plan, subject to stockholder approval. If stockholders do not approve the Option Plan at the Annual Meeting, the Option Plan as currently in effect will remain in full force and effect in accordance with its existing terms, and the amendment and restatement of the plan will not take effect.

Summary of Provisions of Amendment and Restatement

The purpose of the amendment and restatement of the Option Plan is to make the following changes to the plan:

Name change. If the stockholders approve the amendment and restatement of the Option Plan, the name of the Company as it appears in the Option Plan will be changed from Nuvelo, Inc. to ARCA biopharma, Inc. and the name of the plan will be changed from the Amended and Restated Nuvelo, Inc. 2004 Equity Incentive Plan to the Amended and Restated ARCA biopharma, Inc. 2004 Equity Incentive Plan.

Revise Maximum Number of Shares Formula and Implement New Share Usage Rules. If stockholders approve the amendment and restatement, the provision in the Option Plan that reduces the maximum number of shares that may be issued under the plan by the number of shares subject to the Prior Plans at any time will be eliminated. Instead, the maximum number of shares that may be issued will be equal to Nine Hundred Fifty Five Thousand Two Hundred Four (955,204) shares reduced by the number of shares subject to Prior Plans as of the date of the amendment and restatement. In addition, the amendment and restatement will require that shares of stock covered by an award be counted as used as of the grant date. Any shares of stock that are subject to awards of stock options will be counted against the maximum number of shares issuable under the Option Plan as one share for every one share subject to an award of stock options. With respect to stock appreciation rights, the number of shares subject to an award will be counted against the aggregate number of shares available for issuance under the Option Plan regardless of the number of shares actually issued to settle the stock appreciation right upon exercise.

Options and Stock Appreciation Rights Limitations. Under the existing Option Plan, subject to adjustments for changes in capital structure, no employee may be granted within any fiscal year of the Company one or more options or stock appreciation rights for more than thirty-seven thousand five hundred (37,500) shares of stock, provided, however, that the Company can make an additional one-time grant to any newly-hired employee of an option or stock appreciation right for up to an additional twenty-five thousand (25,000) shares of stock. The amendment and restatement of the Option Plan would increase the limit regarding the aggregate number of options and stock appreciation rights that may be granted in a fiscal year to one-hundred thousand (100,000) shares and increase the limitation for additional one-time grants to any newly-hired employee to fifty thousand (50,000) shares.

Summary of the Option Plan

Below is a summary of the principal provisions of the Option Plan, as amended and restated, which summary is qualified in its entirety by reference to the full text of the Option Plan, as amended and restated, which has been filed with the SEC as Appendix A to this Proxy Statement and may be accessed from the SEC’s homepage (www.sec.gov). Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to: Secretary, ARCA biopharma, Inc., 8001 Arista Place, Suite 200, Broomfield, Colorado 80021.

General

The purpose of the Option Plan is to advance the interests of the Company by providing an incentive program that will enable the Company to attract and retain employees, consultants, and directors upon whose judgment, interest, and efforts the Company’s success is dependent and to provide them with an equity interest in the success of the Company in order to motivate superior performance. These incentives are provided through the grant of stock options (including indexed options), stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, performance units, and deferred stock units.

Authorized Shares

As of March 31, 2009, a maximum of 584,526, reduced at any time by the number of shares subject to outstanding stock options granted under the Prior Plans, of the authorized but unissued or reacquired shares of our common stock may be issued under the Option Plan. The Board of Directors has amended the Option Plan, subject to stockholder approval, to increase the maximum number of shares that may be issued under the Option Plan to 955,204 reduced by the number of shares subject to Prior Plans as of the date of the amendment and restatement. The actual number of awards which may be granted under the Option Plan shall be reduced, at all times, by the number of stock options outstanding under the Prior Plans. As of March 31, 2009, stock options to purchase 19,087 shares of our common stock were outstanding under our Prior Plans, and stock options to purchase 375,897 shares and restricted stock units to receive 349 shares of our common stock were outstanding under the Option Plan.

Shares of stock covered by an award are counted as used as of the grant date. Any shares of stock that are subject to awards of stock options will be counted against the maximum number of shares issuable under the Option Plan as one share for every one share subject to an award of stock options. With respect to stock appreciation rights, the number of shares subject to an award will be counted against the aggregate number of shares available for issuance under the Option Plan regardless of the number of shares actually issued to settle the stock appreciation right upon exercise.

No more than fifty thousand (50,000) shares of this Option Plan reserve may be issued upon the exercise or settlement of any restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, and performance units. If any award granted under the Option Plan, or under the Prior Plans, expires, lapses, or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company, any such shares that are reacquired or subject to such a terminated award will again become available for issuance under the Option Plan. Upon any stock dividend, stock split, reverse stock split, recapitalization, or similar change in our capital structure, appropriate adjustments will be made to the shares subject to the Option Plan, to the award grant limitations and to all outstanding awards. However, shares shall not become re-available for issuance under the Option Plan if they were (i) withheld or surrendered to satisfy tax withholding obligations, (ii) surrendered in payment of stock option exercise prices (either by means of a cashless exercise, attestation or actual surrender of shares), or (iii) subject to the grant of a stock appreciation right which was not issued upon settlement of the stock appreciation right.

Administration

The Option Plan is administered by the Compensation Committee of the Board of Directors duly appointed to administer the Option Plan, or, in the absence of such Committee, by the Board of Directors. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the Option Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m), amend, cancel, renew, or grant a new award in substitution for, any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend, or defer the vesting of any award. However, the Option Plan forbids, without stockholder approval, the repricing of any outstanding stock option and/or stock appreciation right. In addition, the Option Plan forbids any restricted stock award from being granted, or subsequently amended to provide, for (1) any acceleration of vesting for any reason other than upon a Change in Control or after a participant’s death or disability, and (2) vesting of one hundred percent (100%) of any such award prior to the passage of three years of service (unless the award will vest after satisfying specified performance measurements). The Option Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer, or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Option Plan. The Committee will interpret the Option Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the Option Plan or any award.

Eligibility

Awards may be granted to employees, directors, and consultants of the Company or any present or future parent or subsidiary corporations of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 31, 2009, the Company had approximately 79 employees, including five executive officers, 17 consultants and eight non-employee directors, all of who would be eligible under the Option Plan.

Stock Options

Each option granted under the Option Plan must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. The exercise price of each option may not be less than the fair market value of a share of Common Stock on the date of grant. For the purpose of the Option Plan, and this proposal, the term “fair market value” is defined by the Option Plan to mean, unless otherwise expressly determined by the Committee, the average of the high and low price of a share of our common stock as reported on Nasdaq for any applicable date. Any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. The exercise price of each indexed stock option, and the terms and adjustments which may be made to such an option, will be determined by the Committee in its sole discretion at the time of grant. On March 31, 2009, the closing price of the Company’s common stock on Nasdaq was $5.02 per share. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company options which in the aggregate are for more than one hundred thousand (100,000) shares, provided however, that the Company may make an additional one-time grant to any newly-hired employee of a stock option for the purchase of up to an additional fifty thousand (50,000) shares.

The Option Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price, by such other lawful consideration as approved by the Committee, or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local, and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the optionee’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the Option Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. The Committee will specify in each written option agreement, and solely in its discretion, the period of post-termination exercise applicable to each option.

Generally, stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. However, a nonstatutory stock option may be assigned or transferred to the extent permitted by the Committee in its sole discretion.

Stock Appreciation Rights

Each stock appreciation right granted under the Option Plan must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Option Plan. A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of the Company’s common stock between the date of grant of the award and the date of its exercise. The Company may pay the appreciation either in cash or in shares of the Company’s common stock. The Committee may grant stock appreciation rights under the Option Plan in tandem with a related stock option or as a freestanding award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Committee. The maximum term of any stock appreciation right granted under the Option Plan is ten years. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company stock options or stock appreciation rights which in the aggregate are for more than one hundred thousand (100,000) shares, provided however, that the Company may make an additional one-time grant to any newly-hired employee of a stock appreciation right for the purchase of up to an additional fifty thousand (50,000) shares. Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant.

Restricted Stock Awards. The Committee may grant restricted stock awards under the Option Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase shares of the Company’s common stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the Company. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of the Company’s common Stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid will be subject to the same restrictions as the original award. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company more than twenty thousand (20,000) shares of restricted stock on which the restrictions are based on performance criteria, provided however, that the Company may make an additional one-time grant to any newly-hired employee of a restricted stock award of up to an additional seven thousand five hundred (7,500) shares.

Restricted Stock Units

The Committee may grant restricted stock units under the Option Plan which represent a right to receive shares of the Company’s common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of the Company’s common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company more than twenty thousand (20,000) shares of restricted stock based on restricted stock awards and restricted stock units on which the restrictions are based on performance criteria, provided however, that the Company may make an additional one-time grant to any newly-hired employee of a restricted stock award of up to an additional seven thousand five hundred (7,500) shares.

Performance Awards

The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries. Performance shares generally have an initial value equal to the fair market value determined on the grant date of a share of the Company’s common stock. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of the Company’s common stock (including shares of restricted stock) or any combination thereof. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, for each fiscal year of the Company contained in the applicable performance period, no employee may be granted performance shares that could result in the employee receiving more than twenty thousand (20,000) shares of the Company’s common stock or performance units that could result in the employee receiving more than two million dollars ($2,000,000). A participant may receive only one performance award with respect to any performance period.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each parent and subsidiary corporation consolidated therewith for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before interest, taxes, depreciation and/or amortization, net income, cash flow, expenses, stock price, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added, number of customers, market share, return on investment, profit after tax, product approval and customer satisfaction. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will, according to criteria established by the Committee, be computed before the effect of changes in accounting standards, restructuring charges, and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

Following the completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on the Company’s common stock. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death, disability, or retirement prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the Option Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Deferred Stock Awards

The Option Plan provides that certain participant’s who are executives or members of a select group of highly compensated employees may elect to receive, in lieu of payment in cash or stock of all or any portion of such participant’s cash and/or stock compensation, an award of deferred stock units. A participant electing to receive deferred stock units will be granted automatically, on the effective date of such deferral election, an award (a “Deferred Stock Unit Award”) for a number of stock units equal to the amount of the deferred compensation divided by an amount equal to the fair market value of a share of our common stock as quoted by securities exchange or market system on which the common stock is listed on the date of grant. A stock unit is an unfunded bookkeeping entry representing a right to receive one share of our common stock in accordance with the terms and conditions of the Deferred Stock Unit Award. Participants are not required to pay any additional cash consideration in connection with the settlement of a Deferred Stock Unit Award. A participant’s compensation not paid in the form of a Deferred Stock Unit Award will be paid in cash in accordance with the Company’s normal payment procedures.

Each Deferred Stock Unit Award will be evidenced by a written agreement between the Company and the participant specifying the number of stock units subject to the award and the other terms and conditions of the Deferred Stock Unit Award, consistent with the requirements of the Option Plan. Deferred Stock Unit Awards are fully vested upon grant and will be settled by distribution to the participant of a number of whole shares of the Company’s common stock equal to the number of stock units subject to the award within 30 days following the earlier of (i) the date on which the participant’s service terminates or (ii) an early settlement date elected by the participant in accordance with the terms of the Option Plan at the time of his or her election to receive the Deferred Stock Unit Award. A holder of a stock unit has no voting rights or other rights as a stockholder until shares of common stock are issued to the participant in settlement of the stock unit. However, participants holding stock units will be entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of common stock. Such dividend equivalents will be credited in the form of additional whole and fractional stock units determined by the fair market value of a share of the Company’s common stock on the dividend payment date. Prior to settlement, no Deferred Stock Unit Award may be assigned or transferred other than by will or the laws of descent and distribution.

Change in Control

The Option Plan defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor, purchasing, or parent corporation thereof may either assume all outstanding awards or substitute new awards having an equivalent value.

In the event of a Change in Control and the outstanding stock options and stock appreciation rights are not assumed or replaced, then all unexercisable, unvested, or unpaid portions of such outstanding awards will become immediately exercisable, vested, and payable in full immediately prior to the date of the Change in Control.

In the event of a Change in Control, the lapsing of all vesting conditions and restrictions on any shares subject to any restricted stock award, restricted stock unit, or performance award held by a participant whose service with the Company has not terminated prior to the Change in Control shall be accelerated effective as of the date of the Change in Control. For this purpose, the value of outstanding performance awards will be determined and paid on the basis of the greater of (i) the degree of attainment of the applicable performance goals prior to the date of the Change in Control or (ii) 100% of the pre-established performance goal target.

Any award not assumed, replaced, or exercised prior to the Change in Control will terminate. The Option Plan authorizes the Committee, in its discretion, to provide for different treatment of any award, as may be specified in such award’s written agreement, which may provide for acceleration of the vesting or settlement of any award, or provide for longer periods of exercisability, upon a Change in Control.

Termination or Amendment

The Option Plan will continue in effect until the first to occur of (i) its termination by the Committee, (ii) the date on which all shares available for issuance under the Option Plan have been issued and all restrictions on such shares under the terms of the Option Plan and the agreements evidencing awards granted under the Option Plan have lapsed, or (iii) the tenth anniversary of the Option Plan’s effective date. The Committee may terminate or amend the Option Plan at any time, provided that no amendment may be made without stockholder approval if the Committee deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which the Common Stock of the Company is then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation, or rule.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options and Indexed Stock Options

Options not designated or qualifying as incentive stock options, or as an indexed stock option, will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company’s right to repurchase them at the original exercise price upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the

Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance and Restricted Stock Units Awards

A participant generally will recognize no income upon the grant of a performance share, performance units, or restricted stock units award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Deferred Stock Unit Awards

A participant generally will recognize no income upon the grant of a Deferred Stock Unit Award. Upon the settlement of such an award, the participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of any unrestricted shares of our Common Stock received. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Option Plan Benefits

All awards under the Option Plan are granted at the discretion of the Committee, and, accordingly, are not yet determinable. No awards have been made under the Option Plan, as amended and restated by this Proposal. Benefits under the Option Plan depend on a number of factors, including the fair market value of the Company’s common stock on future dates, actual Company performance against performance goals established with respect to performance awards and decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the Option Plan. The table below sets forth the stock options granted under the Option Plan during the fiscal year ending December 31, 2008 to each of Nuvelo’s Named Executive Officers during its fiscal year ended December 31, 2008, and certain specified individuals and groups. This table is furnished pursuant to the rules of the SEC:

Name and Position	Number of Securities Underlying Options Granted	Weighted Average Exercise Price per Share ($)
Ted W. Love, M.D.,	9,999	31.30
Chairman of the Board and Chief Executive Officer as of December 31, 2008 and nominee for director

Lee Bendekgey,	4,999	31.30
Senior Vice President, Finance and General Counsel as of December 31, 2008

Michael D. Levy, M.D.	4,999	31.30
Executive Vice President Research and Development through March 20, 2008

Burton E. Sobel, M.D., nominee for director	750	14.58

All current directors who are not executive officers as a group (7 persons, excluding Dr. Love)	1,500	14.58

All employees, excluding our current and former executive officers, as a group	40,276	31.46

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2008 for all of Nuvelo’s equity compensation plans in existence prior to the merger:

Plan Category	No. of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	No. of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)
Equity compensation plans approved by security holders	274,087	274.17	339,568
Equity compensation plans not approved by security holders(1)	5,303	750.00	—

Total	279,390	283.20	339,568

(1)	Consists of option granted to an executive officer of Nuvelo described below which is not required to be and has not been approved by its stockholders.

Non-Stockholder Approved Equity Arrangements

In 2001, Nuvelo granted Dr. Love options to purchase shares of common stock in connection with and as an inducement to his commencement of employment with Nuvelo. Specifically, on January 11, 2001, Nuvelo granted Dr. Love an option to purchase 7,802 shares of common stock at an exercise price of $750.00 per share, the closing price on the date of grant, of which 5,303 remained outstanding as of December 31, 2008. Dr. Love’s employment as the president and chief executive officer of Nuvelo was terminated on January 27, 2009. Dr. Love continues to serve as a member of the board of directors of ARCA after the merger, and his stock options remain exercisable until his service as a board member terminates.

Required Vote and Board of Directors Recommendation

The affirmative vote of a majority of the shares present and entitled to vote at the meeting, at which a quorum is present, either in person or by proxy, is required to approve the adoption of the amendment and restatement to the Option Plan. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as an “Against” vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares on this proposal. Broker non-votes have no effect and will not be counted towards the vote total for this proposal.

The Board believes that the proposed amendment and restatement of the Nuvelo, Inc. 2004 Equity Incentive Plan as the Amended and Restated ARCA biopharma, Inc. 2004 Equity Incentive Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

THE NUVELO, INC. 2004 EQUITY INCENTIVE PLAN

AS THE AMENDED AND RESTATED ARCA BIOPHARMA, INC. 2004 EQUITY INCENTIVE PLAN

AS SET FORTH IN THIS PROPOSAL 2.

PROPOSAL 3:

RATIFICATION OF

SELECTION OF INDEPENDENT REGISTERED AUDITORS

Our Audit Committee has selected KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2009, and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP, or EY, audited the consolidated financial statements of Nuvelo, Inc. for the fiscal year ended December 31, 2008. Representatives of KPMG are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. Representatives from EY are expected to be available telephonically at the annual meeting to respond to appropriate questions.

Stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders.

On March 25, 2009, we dismissed our prior independent registered public accounting firm, EY. On March 25, 2009, we engaged KPMG as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2009. The dismissal of EY and the engagement of KPMG were approved by our Audit Committee.

KPMG was the independent registered public accounting firm that audited the financial statements of ARCA for its fiscal years through December 31, 2008 prior to the merger with Nuvelo described above.

For accounting purposes, ARCA is deemed to have acquired the Company pursuant to the transactions contemplated by the merger, and the historical financial statements of ARCA are considered to be the historical financial statements of the Company after the merger, pursuant to the rules and regulations of the SEC.

During Nuvelo’s fiscal years ended December 31, 2008 and 2007, and in the Company’s subsequent interim period from January 1, 2009 through March 25, 2009, the date of the dismissal of EY, with regard to Nuvelo’s financial statements for the fiscal years ended December 31, 2008 and 2007, (i) there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K. In connection with a related Current Report on Form 8-K, we provided EY with a copy of the foregoing disclosures and requested that EY furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the disclosures substantially equivalent to the disclosures set forth above. A letter from EY to the SEC, dated March 30, 2009, was attached as Exhibit 16.1 to the Current Report on Form 8-K that was filed with the SEC on March 30, 2009 stating that it read Item 4.01(a) of Form 8-K dated March 25, 2009, of ARCA biopharma, Inc. (formerly known as Nuvelo, Inc.) and was in agreement with the statements contained in the third, fourth, fifth paragraphs and the first sentence of the sixth paragraph on page 2 therein, and that it had no basis to agree or disagree with other statements of the registrant contained therein.

Prior to our decision to engage KPMG, we did not consult with KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events described in Item 304(a)(2)(ii) of Regulation S-K.

The following table presents fees billed for professional audit services rendered for the audits of Nuvelo’s consolidated financial statements and related internal controls by EY for the fiscal years ended December 31, 2008 and 2007, and fees billed for other services rendered during these two years.

	Year Ended December 31,
	2008	2007
Audit fees(1)	$724,384	$700,111
Audit-related fees(2)	89,151	25,000
Tax fees(3)	52,788	—
All other fees	—	—

Total fees	$866,323	$725,111

(1)	Includes fees for the (i) audit of the consolidated financial statements included in our Form 10-K for our fiscal years ended December 31, 2008 and December 31, 2007, (ii) for our fiscal year ended December 31, 2007 only, an audit of the effectiveness of internal controls over financial reporting under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, (iii) review of interim consolidated financial statements included on Forms 10-Q and (iv) services normally provided in connection with statutory and regulatory filings.
(2)	Includes fees for agreed upon and due diligence procedures performed in connection with the merger with ARCA Colorado, and assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements.
(3)	Includes fees for services rendered to review the impact of ownership changes on the Company’s net operating loss and tax credit carry-forwards, as well as merger-related tax consultations.

Pre-Approval Process and Policy

The above services performed by our independent registered public accounting firms were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its October 29, 2003 meeting. This policy describes the permitted audit, audit-related, tax, and other services that our independent registered public accounting firm may perform. The policy also requires that an annual description of the services expected to be performed by the independent registered public accounting firm during the subsequent fiscal year in each of these categories be presented to the Audit Committee for pre-approval. Any pre-approval details the particular service or category of services.

Any requests for audit, audit-related, tax, and other services not contemplated by those pre-approved services must be submitted to the Audit Committee for specific pre-approval. Generally, pre-approval is considered at the Audit Committee’s regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the chairman of the Audit Committee. In the event that the chairman is not available, the other two Audit Committee members together have the authority to grant specific pre-approval between meetings. The chairman or the other two members must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

Required Vote and Board of Directors Recommendation

The affirmative vote of a majority of the shares present and entitled to vote at the meeting, at which a quorum is present, either in person or by proxy, is required for the ratification of the selection of the Company’s independent registered public accounting firm. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as an “Against” vote. If you hold your shares through a broker and you do not vote on this proposal, your broker will have authority to vote your shares on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RATIFICATION OF THE SELECTION OF KPMG LLP AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AS SET FORTH IN THIS PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2009, by: (1) each of our directors; (2) each of Nuvelo’s Named Executive Officers as of December 31, 2008 set forth in the table titled “Summary Compensation Table” at page 33 of this Proxy Statement; (3) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock; and (4) all of our directors and current executive officers as a group. As of March 31, 2009, we had 7,567,399 shares of common stock outstanding.

	Shares Beneficially Owned(1)
Name of Beneficial Owner(1)	Number of Shares	Percentage
Directors and Named Executive Officers
Ted W. Love, M.D.(2)	128,156	1.67%
Lee Bendekgey(3)	30,247	*
Michael D. Levy, M.D.(4)	27,198	*
Richard B. Brewer(5)	251,221	3.25%
Michael R. Bristow, M.D., Ph.D.(6)	282,158	3.72%
Jean-Francois Formela, M.D.(7)	1,479,028	19.35%
J. William Freytag, Ph.D.(8)	14,911	*
Linda Grais, M.D.(9)	733,963	9.66%
David G. Lowe, Ph.D.(10)	916,319	12.05%
Mary K. Pendergast(11)	6,240	*
Burton Sobel, M.D.(12)	4,125	*
John L. Zabriskie, Ph.D.(13)	46,540	*

All current directors and executive officers as a group (13 persons)	3,977,377	49.62%

5% Stockholders
Boulder Ventures IV (Annex), L.P.(14)	803,069	10.58%
Skyline Venture Partners Qualified Purchaser Fund IV, L.P.(15)	915,069	12.03%
InterWest Partners IX, LP(16)	732,713	9.64%
Atlas Venture Fund VII, L.P.(17)	1,477,612	19.33%

*	Represents beneficial ownership of less than 1% of our common stock.
(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of March 31, 2009, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is our address at 8001 Arista Place, Suite 200, Broomfield, CO 80021.
(2)	Includes options to purchase 124,576 shares that are exercisable within 60 days of March 31, 2009.
(3)	Includes options to purchase 28,745 shares that are exercisable within 60 days of March 31, 2009.
(4)	Includes options to purchase 26,160 shares that are exercisable within 60 days of March 31, 2009.
(5)	Includes options to purchase 167,731 shares that are exercisable within 60 days of March 31, 2009, 165,644 of which are subject to ARCA’s right of repurchase, which lapses at the rate of 25% upon grant and 6.25% at the end of each three-month period following the first anniversary of the November 2, 2006 grant date. Of these options, as of March 31, 2009, 72,470 were subject to a right of repurchase in favor of ARCA.
(6)	Includes options to purchase 9,481 shares that are exercisable within 60 days of March 31, 2009.
(7)

Includes the following owned directly by Atlas Venture Fund VII, L.P. (“AV VII”): (a) 1,402,163 shares and (b) 75,449 shares issuable upon exercise of a warrant, which warrant is immediately exercisable. As general partner of AV VII, Atlas Venture Associates VII, L.P. (“AVA VII LP”), may also be deemed to beneficially own these shares. Mr. Formela, a partner with Atlas Venture and one of the Company’s directors may be deemed to beneficially own these shares.

Mr. Formela disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Each of AV VII and AVA VII LP disclaims beneficial ownership of the shares except to the extent of its pecuniary interest therein. Also includes options to purchase 1,416 shares that are exercisable within 60 days of March 31, 2009. These options were granted to Jean-Francois Formela and the proceeds of any sale of the Company’s common stock issued to Dr. Formela upon the exercise of this option will be transferred to Atlas Venture Advisors, Inc. (“Atlas Advisors”) and therefore Dr. Formela disclaims beneficial ownership of such shares which belong to Atlas Advisors. The address for Dr. Formela is 890 Winter Street, Suite 320, Waltham, MA 02451.

(8)	Consists of options to purchase 14,911 shares that are exercisable within 60 days of March 31, 2009. The address for Dr. Freytag is 7169 Waterford Court, Niwot, CO 80503.
(9)	Includes the following owned directly by InterWest Partners IX, LP: (a) 702,698 shares and (b) 30,015 shares issuable upon exercise of a warrant, which warrant is immediately exercisable. Ms. Grais, one of the Company’s directors, is a venture member of InterWest Management Partners IX, LLC, the general partner of InterWest Partners IX, LP. Ms Grais has shared voting and dispositive powers over the shares held by InterWest Partners IX, LP. She disclaims beneficial ownership of these shares, except to the extent of her pro rata partnership interest therein. Also includes options to purchase 1,250 shares that are exercisable within 60 days of March 31, 2009. The address for Dr. Grais is 2710 Sand Hill Road, Second Floor, Menlo Park, CA 94025.
(10)	Includes the following owned directly by Skyline Venture Partners Qualified Purchaser Fund IV, L.P, (a) 877,583 shares and (b) 37,486 shares issuable upon exercise of a warrant, which warrant is immediately exercisable. John G. Freund and Yasunori Kaneko are the Managing Members of Skyline Venture Management IV, LLC, which is the general partner of Skyline Venture Partners Qualified Purchaser Fund IV, L.P., and as such Drs. Freund and Kaneko may be deemed to share voting and dispositive power with respect to all shares of common stock held by Skyline Venture Partners Qualified Purchaser Fund IV, L.P. In addition, Dr. Lowe, one of the Company’s directors, is a Managing Director of Skyline Ventures and as such may be deemed to share voting and dispositive power with respect to all shares of common stock held by Skyline Venture Partners Qualified Purchasers Fund IV, L.P. Each of Drs. Freund, Kaneko and Lowe disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any. Also includes options to purchase 1,250 shares that are exercisable within 60 days of March 31, 2009. The address for Dr. Lowe is Skyline Ventures, 525 University Avenue, Ste 520, Palo Alto, CA 94301.
(11)	Includes options to purchase 6,207 shares that are exercisable within 60 days of March 31, 2009.
(12)	Consists of options to purchase 4,125 shares that are exercisable within 60 days of March 31, 2009.
(13)	Consists of (a) options to purchase 17,360 shares that are exercisable within 60 days of March 31, 2009, and (b) 29,180 shares owned directly by Lansing Brown Investments, LLC. Dr. Zabriskie, one of the Company’s directors, is the President of Lansing Brown Investments, LLC. Dr. Zabriskie has shared voting and dispositive powers over the shares held by Lansing Brown Investments, LLC. He disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in them. The address for Dr. Zabriskie is 207 Juniper Court, Basalt, CO 81621.
(14)	Includes the following owned by Boulder Ventures IV (Annex), L.P. (“BV IV Annex”) which is under common control with Boulder Ventures IV, L.P. (“BV IV LP”), (a) 725,111 shares and (b) 28,651 shares issuable upon exercise of a warrant, which warrant is immediately exercisable. BV Partners IV, L.L.C. (“BV IV LLC”) serves as the sole General Partner of BV IV Annex, and has sole voting and investment control over the respective shares owned by BV IV Annex, and may be deemed to own beneficially the shares held by BV IV Annex. BV IV LLC however owns no securities of the Issuer directly. Josh E. Fidler (“Fidler”), Andrew E. Jones (“Jones”), Kyle Lefkoff (“Lefkoff”), Lawrence M. Macks (“Macks”) and Peter Roshko (“Roshko”) are Managing Members of BV IV LLC and share voting and dispositive power over the shares held by BV IV Annex and BV IV LP. Each of these individuals disclaims beneficial ownership of the shares reported herein, except to the extent of his respective pecuniary interest therein. Also includes the following owned by BV IV LP which is under common control with Boulder IV Annex, (a) 48,007 shares and (b) 1,897 shares issuable upon exercise of a warrant, which warrant is immediately exercisable. BV IV LLC serves as the sole General Partner, and has sole voting and investment control over the respective shares owned by BV IV LP, and may be deemed to own beneficially the shares held by BV IV LP. BV IV LLC however owns no securities of the Issuer directly. Fidler, Jones, Lefkoff, Macks and Roshko are Managing Members of BV IV LLC and share voting and dispositive power over the shares held by BV IV LP. Each of these individuals disclaims beneficial ownership of the shares reported herein, except to the extent of his respective pecuniary interest therein. The address for each of BV IV Annex and BV IV LP. is 1900 Ninth Street, Suite 200, Boulder, CO 80302.
(15)	Consists of the following owned directly by Skyline Venture Partners Qualified Purchaser Fund IV, L.P, (a) 877,583 shares and (b) 37,486 shares issuable upon exercise of a warrant, which warrant is immediately exercisable. The address for Skyline Venture Partners Qualified Purchaser Fund IV, L.P. is 525 University Avenue, Ste 520, Palo Alto, CA 94301.

(16)	Consists of the following owned directly by InterWest Partners IX, LP, (a) 702,698 shares and (b) 30,015 shares issuable upon exercise of a warrant, which warrant is immediately exercisable. The address for InterWest Partners IX, LP is 2710 Sand Hill Road, Second Floor, Menlo Park, CA 94025.
(17)	Consists of the following owned directly by Atlas Venture Fund VII, L.P., or AV VII, (a) 1,402,163 shares and (b) 75,449 shares issuable upon exercise of a warrant, which warrant is immediately exercisable. Atlas Venture Associates VII, L.P. is the general partner of Atlas Venture Fund VII, L.P. Each of AV VII and Atlas Venture Associates VII, L.P. disclaims beneficial ownership of the shares except to the extent of his or its pecuniary interest therein. The address for Atlas Venture Fund VII, L.P. is 890 Winter Street, Suite 320, Waltham, MA 02451.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities of ours. Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to us and written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our executive officers, directors, and greater than 10% beneficial owners were met.

EXECUTIVE OFFICERS

Set forth below is information regarding each of our executive officers as of April 30, 2009.

Name	Age	Position
Richard B. Brewer*†	58	Chief Executive Officer

Michael R. Bristow, M.D., Ph.D.*†	64	Chief Science and Medical Officer

Kathryn Falberg	48	Chief Financial Officer and Chief Operating Officer

Christopher D. Ozeroff†	50	Executive Vice President of Business Development and General Counsel

Randall St. Laurent†	48	Executive Vice President of Commercial Operations

*	Also serves as a director.
†	Each of the officers indicated served as an executive officer of ARCA Colorado prior to the merger with Nuvelo.

Richard B. Brewer. Mr. Brewer has served as the Company’s President and Chief Executive Officer and a director since our merger with ARCA Colorado. Mr. Brewer has also served as the President and Chief Executive Officer and a director of ARCA Colorado since November 2006. Prior to joining ARCA Colorado, from January 2003, Mr. Brewer was Managing Partner of Crest Asset Management, where he provided guidance to and invested in biotechnology opportunities. Before that, Mr. Brewer was President and Chief Executive Officer of Scios, Inc. Before Scios, Mr. Brewer served as Chief Operating Officer of Heartport, a cardiovascular device company developing minimally invasive approaches to major heart surgery. Prior to that, he spent over a decade at Genentech in various management positions, including Senior Vice President of Sales and Marketing and Senior Vice President of Genentech Europe and Canada. Mr. Brewer holds a B.S. from Virginia Polytechnic Institute and an M.B.A. from Northwestern University.

Michael R. Bristow, M.D., Ph.D. Dr. Bristow has served as the Company’s Chief Science and Medical Officer and a director since our merger with ARCA Colorado. Mr. Brewer has also served as a director of ARCA Colorado since November 2006. Dr. Bristow was one of the founders of ARCA Colorado in September 2004, and served as its Chairman and Chief Executive Officer from that date until he was appointed to the position of Chief Science and Medical Officer in November 2006. Dr. Bristow is a Professor of Medicine and the former Head of Cardiology at the University of Colorado Health Sciences Center, where he has been since October 1991. Dr. Bristow was one of the founders of Myogen, Inc. and served as Myogen’s Chief Science and Medical Officer from October 1996 to February 2006 and as a Scientific Advisor to Myogen from February 2006 until the acquisition of Myogen by Gilead Sciences, Inc. in November 2006.

Kathryn E. Falberg. Ms. Falberg joined the Company in February 2009 as the Company’s Chief Financial Officer and Chief Operating Officer. Prior to joining the Company, Ms. Falberg had served as President of Canyon Capital & Consulting from 2003. From October 2001 to June 2002, Ms. Falberg was a consultant to Inamed Corp., a medical device company, and briefly served as that company’s interim Chief Financial Officer. In 1995, Ms. Falberg joined Amgen, Inc., a global biotechnology company, as Treasurer, and later served as its Senior Vice President, Finance, and Chief Financial Officer from 1998 until July 2001. Ms. Falberg has served on the boards of directors for companies in multiple industries and currently serves on the boards of directors for Halozyme Therapeutics, Inc. QLT, Inc. and ESS Technology, Inc. Ms. Falberg received her M.B.A. and B.A. in Economics from the University of California, Los Angeles.

Christopher D. Ozeroff. Mr. Ozeroff has served as the Company’s Executive Vice President of Business Development, General Counsel and Secretary since our merger with ARCA Colorado. Before the merger, Mr. Ozeroff was one of the founders of ARCA Colorado in September 2004, and has served as its Executive Vice President of Business Development, General Counsel and Secretary since that date. From August 1999, Mr. Ozeroff was previously a partner with the law firm of Hogan & Hartson L.L.P., where he practiced in such areas as finance, acquisitions, public offerings, and licensing. Mr. Ozeroff completed his undergraduate degree at Stanford University, and his law degree at the University of Chicago Law School.

Randall St. Laurent. Mr. St. Laurent has served as the Company’s Executive Vice President of Commercial Operations since our merger with ARCA Colorado. Mr. St. Laurent has also served as the Executive Vice President of Commercial Operations of ARCA Colorado since January 2008. From March 2001 until he joined ARCA Colorado, Mr. St. Laurent was employed by Scios, Inc., first as the Vice President of Sales and Marketing and later as the Vice President of Commercial Development. From September 1999 until March 2001, Mr. St. Laurent was an Executive Sales Director at Transkaryotic Therapies in Cambridge, Massachusetts. Mr. St. Laurent received a B.A. with a major in marketing from the Ohio State University.

EXECUTIVE COMPENSATION

Compensation Tables

The Company has elected to use the smaller reporting company rules recently issued by the SEC regarding the disclosure of executive compensation. Under these rules, the Company provides executive compensation disclosure for our named executive officers, the Summary Compensation Table for two years, the Outstanding Equity Awards at Year End Table, the Director Compensation Table, and certain narrative disclosures. The Director Compensation Table is provided above under the section titled, “Proposal 1,” under the subsection titled, “Director Compensation.”

The Company completed our merger with ARCA Colorado in January 2009. Following the business combination, the executive officers of the Company were replaced with those executive officers set forth above under the section titled, “Executive Officers.” To provide meaningful disclosure, the Company has elected to provide disclosure regarding the compensation of the current named executive officers, in addition to those named executive officers as of December 31, 2008. Accordingly, the following disclosure is broken down into two subsections: first, disclosure related to those named executive officers with the Company as of December 31, 2008; and second, disclosure related to the current named executive officers other than Kathryn Falberg, who was not employed by ARCA as of December 31, 2008.

ARCA Pre-Business Combination Named Executive Officers

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2008 and 2007, compensation awarded to, paid to, or earned by the Company’s principal executive officer and its other named executive officer as of December 31, 2008, and one former executive officer who departed from the Company during 2008, collectively, the Named Executive Officers:

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Ted W. Love, M.D.(5)	2008	$655,000	—	—	$1,932,481	—	—	$5,462	$2,592,943
Former Chairman of the Board of Directors and Former Chief Executive Officer	2007	$655,000	—	—	$2,564,453	$220,080	—	$977	$3,440,510

Lee Bendekgey	2008	$375,000	—	—	$397,581	—	—	$3,128	$775,709
Former Senior Vice President, Chief Financial Officer and Former General Counsel	2007	$364,500	—	—	$553,650	$121,275	—	$925	$1,040,350

Michael D. Levy, M.D.(6)	2008	$93,887	—	—	$727,063	—	—	$412,258	$1,233,208
Former Executive Vice President of Research and Development	2007	$410,000	—	—	$750,935	$120,540	—	$1,263	$1,282,738

(1)	The cash bonuses earned in 2007 were paid under an incentive plan and, therefore, are reported in the column “Non-Equity Incentive Plan Compensation.” No cash bonuses were earned in 2008.
(2)	Amounts reflect stock-based compensation expense recognized for financial statement reporting purposes for the years ended December 31, 2008 and 2007, in accordance with SFAS 123R, and include amounts attributable to awards granted in and before 2008. Assumptions used in the valuation of stock options are disclosed in Note 1 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 27, 2009. Amounts shown above exclude the impact of estimated forfeitures related to service-based vesting conditions. The amount reflected for Dr. Levy includes expenses associated with the acceleration of vesting of his options in connection with his termination of employment.

(3)	Amounts reflect cash bonus earned in 2007 under the cash bonus program, as described in more detail below under the subsection titled, “Narrative Disclosure to Summary Compensation Table.” Cash bonuses that were earned in 2007 were paid in February 2008. No cash bonuses were earned in 2008.
(4)	Amounts consist of contributions made by the Company to the 401(k) Plan for each of the Named Executive Officers and amount received by Dr. Levy under the Nuvelo, Inc. Executive Change in Control and Severance Benefit Plan.
(5)	Dr. Love’s position as the Company’s Chief Executive Officer was terminated on January 27, 2009 in connection with the Company’s merger with ARCA Colorado. Dr. Love remains a director of the Company, but no longer serves as Chairman of the Board.
(6)	Dr. Levy’s employment with the Company was terminated on March 20, 2008.

Narrative Disclosure to Summary Compensation Table

Employment Agreements or Arrangements

Ted W. Love, M.D. The Company entered into an employment agreement and related addendum (collectively, the “Love Employment Agreement”) with Dr. Love, its former Chairman and Chief Executive Officer, in January 2001, and subsequently amended and restated the addendum to his employment agreement in April 2007 and January 2008. Upon the closing of the Company’s merger with ARCA Colorado, Dr. Love’s employment with the Company was terminated, but he continues to serve as a director of the Company. In connection with his employment termination, he became entitled to the severance and other benefits set forth in the Love Employment Agreement and described below.

Pursuant to the terms of the Love Employment Agreement, as amended, at the time of the merger, all stock options and stock awards of the Company held by Dr. Love became fully vested.

In addition, if Dr. Love’s employment were terminated without cause, or for good reason, both as defined in the Love Employment Agreement or upon the death of Dr. Love while an employee with the Company then:

•	the vesting of any options granted to Dr. Love within the first four years of his employment with the Company would be fully accelerated;

•	the time period during which Dr. Love or his heirs would be able to exercise these accelerated options would be extended by up to an additional 18 months;

•

the vesting of any equity awards made to Dr. Love after April 30, 2007 would be accelerated by an additional 24 months, such that any awards that would have vested in the 24 months following Dr. Love’s termination would be deemed immediately vested;

•	Dr. Love or his heirs would be paid 24 months of his then current base salary, in one lump sum; and

•

the Company would pay premiums necessary to continue health insurance benefits for Dr. Love and his family for 18 months at the same level of benefits and the same cost to Dr. Love or his heirs as immediately prior to his termination. The Company would also pay, in one lump sum, the cost of such coverage for an additional six months, provided that Dr. Love has elected continuation of coverage under federal COBRA and analogous state law such that continuation of coverage shall be considered to have been provided pursuant to such laws.

If Dr. Love’s employment were terminated without cause or for good reason within 12 months of a change in control of the Company, then, in addition to the benefits described above, Dr. Love would be entitled to a lump sum payment equal to two times his target bonus for the year in which his termination occurred.

As a condition to receipt of any of the termination benefits described above, Dr. Love was required to provide a general release in favor of the Company. The Company and Dr. Love have agreed in certain circumstances to reduce the amount of his benefits under the Love Employment Agreement to achieve the best after-tax result for Dr. Love. The Company and Dr. Love also agreed that the payment of benefits under the Love Employment Agreement may be adjusted in certain circumstances so that such benefits are not subject to Section 409A(a)(1) of the Internal Revenue Code.

In connection with Dr. Love’s termination of his employment with the Company effective January 27, 2009, the Company paid Dr. Love $1,834,000 in cash payments and Dr. Love received other benefits with a value of $60,353, in addition to the accelerated vesting of his options.

Lee Bendekgey. Mr. Bendekgey was employed “at will” by the Company until March 31, 2009. On September 14, 2007, retroactive to August 1, 2007, the Compensation Committee of the Board of Directors approved a base salary for Mr. Bendekgey of $375,000. As an executive officer of the Company, Mr. Bendekgey was also entitled to “Change in Control Severance” under the Nuvelo, Inc. Executive Change in Control and Severance Benefit Plan, as amended August 1, 2007 (the “Severance Plan”), and described below under the subsection entitled, “Executive Change in Control and Severance Benefit Plan,” and was entitled to participate in the Company’s management bonus pool, employee benefit plans maintained by the Company, and in other benefits provided to the Company’s executive officers, including 401(k) plans, medical, vision and dental, annual vacation, paid holidays, sick leave, and similar benefits.

On January 27, 2009, in connection with the business combination, Mr. Bendekgey resigned from his position as General Counsel and Secretary of the Company, but agreed to remain as the Company’s Chief Financial Officer and Treasurer for a transitional period ending March 31, 2009 (the “Transition Period”), during which time, he agreed to assist with the preparation and filing of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008 and to assist management with planning, finance, financial reporting, and other corporate governance matters. Mr. Bendekgey’s resignation from his positions constituted a “Constructive Termination” pursuant to the terms of the Severance Plan. As a result, Mr. Bendekgey was entitled to a total of $501,449 in “Change in Control Severance” benefits under the Severance Plan, but agreed to defer the effective date of the “Constructive Termination” and his rights to receive severance benefits under the Severance Plan until the expiration of the Transition Period and to continue to perform his duties summarized above during the Transition Period, in consideration of the Company’s agreement to provide the following:

•	upon satisfactory completion of the duties, at the end of the Transition Period, the Company paid Mr. Bendekgey in lump sum a retention bonus of $50,000;

•

concurrently with the payment of the retention bonus, the Company paid Mr. Bendekgey in lump sum of $250,724.50, equal to 50% of the aggregate “Base Severance Benefit” and “Bonus Severance Benefit” that Mr. Bendekgey was entitled to under the Severance Plan and the Company will pay Mr. Bendekgey a total of $250,724.50, which amount is equal to the balance of the “Base Severance Benefit” and “Bonus Severance Benefit” that he is owed under the Severance Plan no later than September 30, 2009; and

•	the Company paid all other benefits to which Mr. Bendekgey is owed under the Severance Plan as if the effective date of the constructive termination was March 31, 2009.

Michael D. Levy, M.D. On September 9, 2004, the Company entered into an employment agreement with Dr. Levy. Pursuant to the agreement, the Company was obligated to pay Dr. Levy an initial annual salary of $375,000, and a $15,000 hiring bonus, repayable to the Company if Dr. Levy voluntarily left the Company before the first anniversary of his employment. In addition, Dr. Levy was entitled to participate in the Company’s management bonus pool, employee benefit plans maintained by the Company, and in other benefits provided to the Company’s executive officers, including 401(k) plans, medical, vision and dental, annual vacation, paid holidays, sick leave, and similar benefits. Dr. Levy’s employment with the Company was terminated in connection with a restructuring effective March 20, 2008.

Pursuant to Dr. Levy’s employment agreement, the Company also granted Dr. Levy an option under the Option Plan to purchase 8,750 shares of the Company’s common stock (as adjusted for the Company’s recent 20-for-one reverse stock split) at an exercise price equal to $196.60 per share (as adjusted for the Company’s recent 20-for-one reverse stock split), the approximate fair market value of Nuvelo’s common stock on the date of his first day of employment. One fourth of these shares became exercisable one year after the first day of his employment, while the remainder were to vest monthly in equal installments during a period of three years commencing on the first anniversary of the first day of his employment.

In the event of termination of Dr. Levy’s employment by the Company other than for cause, his Agreement provided that:

•	Dr. Levy would receive twelve months of his then-current base salary and any accrued bonus to which he was entitled;

•	any options granted to Dr. Levy would continue to vest during the 12-month period of his salary extension; and

•	Dr. Levy’s health benefits would continue for an additional twelve months.

In connection with the termination of his employment effective March 20, 2008, the Company agreed to pay Dr. Levy his base salary for 12 months, reimburse his COBRA expense for up to one year, and provide an additional 12 months of vesting of his stock options outstanding on his termination date, along with the right to exercise those options during the 15 months following his termination.

Cash Bonus. Nuvelo utilized cash bonuses to reward accomplishment of annual Company goals critical to the achievement of its long term vision and the individual’s achievement of functional goals for the functional organization that he or she manages. Nuvelo’s Compensation Committee determined cash bonuses by reference to target bonus amounts, based on market data, established for each executive position.

Nuvelo’s Compensation Committee determined each individual executive bonus by reference to the achievement of corporate goals and the individual executive’s achievement of functional goals for the functional organization that he or she manages. Nuvelo’s Board of Directors set annual corporate goals that fall into the following categories:

•	Advancement of compounds in the Company’s research and clinical development pipeline;

•	Strengthening the Company’s financial position; and

•	Development of a best in class organization capable of executing the Company’s vision.

For the Nuvelo’s fiscal year ended December 31, 2007, these goals included making “go/no go” decisions on all four indications of Nuvelo’s product candidate, alfimaprase. Given the decision not to pursue some indications, the corporate goals were revised accordingly in August 2007. Enrollment goals for SONOMA-3, Nuvelo’s clinical trial of alfimeprase for catheter occlusion, and CARNEROS-1, Nuvelo’s clinical trial of alfimeprase for the treatment of acute ischemic stroke, were included among the revised goals as were investigational new drug submissions for with the FDA NU172 and NU206, and other goals that Nuvelo’s Board of Directors determined were important to Nuvelo’s progress and were reasonably difficult to achieve.

For the Nuvelo’s fiscal year ended December 31, 2008, these goals also included enrollment goals for SONOMA-3, Nuvelo’s clinical trial of alfimeprase for catheter occlusion, investigational new drug submissions for with the FDA NU172 and NU206, the identification of at least one additional product candidate for preclinical development, partner with at least one research program, and other goals that Nuvelo’s Board of Directors determined were important to Nuvelo’s progress and were reasonably difficult to achieve.

Nuvelo’s Compensation Committee determined the relative weight of each goal based on its importance to Nuvelo’s success. Given the importance of Nuvelo’s research and development programs to its success, Nuvelo’s Compensation Committee determined that achievement of goals associated with the advancement of Nuvelo’s research and development pipeline would be worth 70% of the total for bonus achievement in 2007 and 2008, with financial goals afforded 10% of the total and organizational goals the remaining 20% in both years.

After the end of each year, Nuvelo’s Compensation Committee established the overall bonus pool based on its assessment of whether Nuvelo met corporate goals at the target level, exceeded expectations, or failed to meet expectations. Nuvelo’s Compensation Committee assessed Nuvelo’s performance in 2007 as having achieved 84% of the target goal performance. The Committee’s determination was based on Nuvelo’s failure to meet goals based on enrollment in the Company’s clinical trial of alfimeprase in acute ischemic stroke, as well as delays in the initiation of a Phase 1 trial of NU206. The Committee found that Nuvelo had met other research and development goals, as well as organizational and financial goals. The Committee’s assessment of the percentage deductions for failure to achieve a particular goal involved significant discretion, within the range of the percentages that the Committee has previously attributed as the value of the achievement of that goal. The Compensation Committee also retained the discretion to grant bonuses to individual executives that were above or below the established target based on the above criteria and its subjective assessment of each executive’s performance and the achievement of the corporate goals for which that executive was primarily responsible. For that reason, following the determination that the overall bonus pool would be reduced to 84%, Mr. Bendekgey’s bonus was calculated as 110% of 84%, because the Company had met or outperformed all of the finance, compliance and legal goals for which he was responsible.

Nuvelo’s Compensation Committee did not award any bonus payments to its Named Executive Officers based on Nuvelo’s performance for 2008.

Stock Options. Nuvelo granted stock options to its executives, and to all of its employees, to provide long term incentives that aligned the interests of its work force with the achievement of Nuvelo’s long term vision to develop and commercialize pharmaceutical products. Given the time periods involved in pharmaceutical development, Nuvelo believed that these long term incentives were critical to the Company’s success. The exercise price for options granted by the Company was established as the market price of the Company’s stock on the date of the grant. The market price of the Company’s stock on the date of grant was determined by the average of the high and the low sale price on the date of grant.

Nuvelo’s Compensation Committee determined stock option grants for the Chief Executive Officer and each Section 16 reporting officer. Target ranges for stock option grants were based on position, salary level, and competitive practices of peer companies, as reported to the Company by its compensation consultants. As with cash compensation, the Company targeted the 65th percentile for option grants at peer companies. Actual awards also reflect individual performance and potential, as well as retention objectives.

Options were granted to all employees, including executives, when they were hired, and once each year in connection with annual performance reviews. New hire stock option grants were effective on the first day of the employee’s employment with Nuvelo, and the exercise price for those option grants was the market price on that date.

Based on the revised annual performance and compensation calendar, in January 2007, the Compensation Committee approved annual performance stock options grants, which were effective on February 1, 2007. Using the criteria noted above, consistent with their market based option ranges and performance, Dr. Love received 15,000 stock options; Dr. Levy received 4,513 stock options; and Mr. Bendekgey received 4,999 stock options. Based on the Company’s annual performance during its fiscal year ended December 31, 2007, and based on the criteria described above, consistent with their market based ranges and performance, the Compensation Committee, in January 2008, approved grants to Dr. Love of 999 stock options, Mr. Bendekgey of 4,999 stock options and Dr. Levy of 4,999 stock options, effective February 1, 2008. The merger with ARCA Colorado described elsewhere in this Proxy Statement constituted a “Change in Control” as defined in the Option Plan, as a result of which, all of the unvested options held by Nuvelo’s Named Executive Officers fully vested as of the closing of the merger on January 27, 2009.

Executive Change in Control and Severance Benefit Plan. In 2004 the Company’s Board of Directors adopted an Executive Change in Control and Severance Benefit Plan, or the Severance Plan, which is applicable to employees at the level of Vice President and above. The Board of Directors determined that companies considered peers at that time commonly offered benefits comparable to those offered under this plan, whose benefits are described in the table that follows. Given the risks associated with the biopharmaceutical industry and the increasing frequency of acquisitions in the industry, the Compensation Committee continues to believe that this plan is necessary to attract and retain qualified executives. The Company also negotiated separate severance benefits with Dr. Levy which, to the extent they exceed the benefits provided for in the Severance Plan, supersede the benefits under the Severance Plan. Effective March 20, 2008, Dr. Levy’s employment with the Company was terminated in connection with a restructuring. In connection with that separation, the Company agreed to pay Dr. Levy his base salary for 12 months, reimburse his COBRA expense for up to one year, and provide an additional 12 months of vesting of his stock options outstanding on his termination date, along with the right to exercise those options during the 15 months following separation. The benefits provided Dr. Levy in connection with his separation are consistent with those offered executives under the Company’s Severance Plan, except that Dr. Levy was granted an additional 12-month period in which to exercise his options, as required by his employment agreement with the Company, which was negotiated prior to the Company’s adoption of the Severance Plan.

In the annual review of executive compensation, the Compensation Committee determined that Dr. Love’s change in control and severance benefit was lower than chief executive officers’ at comparable companies (based on market capitalization, number of employees, and a location in a similar geography). Consequently, in 2007, Dr. Love’s benefits were modified to be more consistent with market data and to be in compliance with Section 409A. Specifically, Dr. Love’s severance benefits in cases of change in control or other terminations without good cause were increased to provide him with two years of salary and benefits, rather than one year, as his agreement had previously provided. To the extent Dr. Love’s benefits exceed the benefits provided for in the Severance Plan, his benefits supersede the benefits under the Severance Plan.

Other Elements of Executive Compensation Program

The remaining elements of the Company’s executive compensation program, like its broader employee compensation programs, are intended to make the Company’s overall compensation program competitive with those of its peer companies, keeping in mind the constraints imposed by the Company’s reliance on capital markets as a primary source of cash. With the exception of the Severance Plan, all of the remaining elements of the Company’s executive compensation program, (401(k) Plan, Medical, Dental, and Vision Plans, Life and Disability Insurance, and Employee Stock Purchase Plan) are available to all Company employees.

Payments Made in Connection with Change in Control

Following the merger with ARCA Colorado on January 27, 2009, each of Nuvelo’s then serving Named Executive Officer was entitled to receive the following benefits under the Severance Plan, adopted by the Board of Directors, or, as applicable, such Named Executive Officer’s employment agreement to the extent such agreement provided for greater benefits. The amounts shown in the table below assume that termination was effective as of January 27, 2009.

As described above, upon the closing of the Company’s merger with ARCA Colorado, Dr. Love’s employment with the Company was terminated in connection with a change in control and he became entitled to receive the benefits described below. In addition, upon the closing of the merger, Mr. Bendekgey resigned from his position as General Counsel and Secretary of the Company, but agreed to remain as the Company’s Chief

Financial Officer and Treasurer for a transitional period ending March 31, 2009. Mr. Bendekgey’s resignation from his positions constituted a “Constructive Termination” pursuant to the terms of the Severance Plan. As a result, Mr. Bendekgey was entitled to receive benefits under the Severance Plan payable in connection with a change of control, but agreed to defer the effective date of the “Constructive Termination” and his rights to receive severance benefits under the Severance Plan until March 31, 2009.

Name	Benefits	Value Received
Ted W. Love, M.D.(1)	Cash severance	$1,834,000
	Cash bonus	—
	Medical benefits	60,353
	Stock option vesting acceleration(2)	2,872,356

	Total	$4,766,709

Lee Bendekgey	Cash severance	$501,449
	Cash bonus	50,000
	Medical benefits	16,521
	Stock option vesting acceleration(2)	571,130

	Total	$1,139,100

(1)	The Company entered into an employment agreement with Dr. Love in January 2001, which was subsequently amended in April 2007. Pursuant to the amended employment agreement, Dr. Love is entitled to cash severance benefits and medical benefits substantially equivalent to those shown above and additional vesting and option exercise benefits related to his stock options, which are described in more details in “Employment and Severance Agreements” below. In addition, Dr. Love, or his estate, as applicable, are entitled to the benefits under his employment agreement in the event his employment is terminated due to his death or disability.
(2)	Amounts represent the fair value of unvested stock options that were accelerated upon the closing of the merger on January 27, 2009. The fair value was determined on the grant date of the respective options in accordance with SFAS 123R and, therefore, is not indicative of the value that would be ultimately realized by the Named Executive Officers upon exercise of their options. As of January 27, 2009, the closing price of the Company’s common stock was $4.40 (as adjusted for the 20 for 1 reverse stock split), and the exercise prices of all stock options held by the Named Executive Officers as of that date were above $4.40. Accordingly, the Named Executive Officers would not receive any benefits from the acceleration of stock option vesting as provided in the Severance Plan .

Equity Awards

The following table shows certain information regarding equity awards for the Named Executive Officers outstanding as of December 31, 2008:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ted W. Love, M.D.	5,303	—	—	$750.00	1/10/11	—	—	—	—
	530	—	—	$753.75	1/10/11	—	—	—	—
	1,250	—	—	$626.40	7/31/11	—	—	—	—
	3,332	—	—	$132.60	8/05/12	—	—	—	—
	3,332	—	—	$81.90	5/19/13	—	—	—	—
	3,332	—	—	$129.00	6/10/13	—	—	—	—
	7,499	—	—	$203.50	5/07/14	—	—	—	—
	16,042	1,458	—	$203.50	5/07/14	—	—	—	—
	11,751	3,248	—	$196.50	1/07/15	—	—	—	—
	18,750	3,750	—	$183.30	8/01/15	—	—	—	—
	10,938	7,812	—	$334.70	8/01/16	—	—	—	—
	9,166	5,834	—	$70.71	2/01/17	—	—	—	—
	2,084	7,915	—	$31.30	2/01/18	—	—	—	—

Lee Bendekgey(1)	6,250	—	—	$168.20	6/30/09	—	—	—	—
	1,958	541	—	$196.50	6/30/09	—	—	—	—
	6,250	1,249	—	$183.30	6/30/09	—	—	—	—
	1,459	1,040	—	$334.70	6/30/09	—	—	—	—
	3,054	1,945	—	$70.71	6/30/09	—	—	—	—
	1,042	3,957	—	$31.30	6/30/09	—	—	—	—
						—	—	—	—

Michael D. Levy, M.D(2)	8,749	—	—	$196.60	6/20/09	—	—	—	—
	8,959	—	—	$183.30	6/20/09	—	—	—	—
	2,584	—	—	$334.70	6/20/09	—	—	—	—
	4,513	—	—	$70.71	6/20/09	—	—	—	—
	1,355	—	—	$31.30	6/20/09	—	—	—	—

(1)	Mr. Bendekgey’s employment with the Company was terminated on March 31, 2009. His stock options, if unexercised, will expire on June 30, 2009.
(2)	Dr. Levy’s employment with the Company was terminated on March 20, 2008. His stock options, if unexercised, will expire on June 20, 2009, 15 months from his termination date.

ARCA Post-Business Combination Named Executive Officers

Summary Compensation Table

The following table shows for the fiscal year ended December 31, 2008, compensation awarded to, paid to, or earned by the Company’s current principal executive officer and its other current named executives officer, collectively, the ARCA Named Executive Officers, while those ARCA Named Executive Officers were employed by ARCA Colorado. The compensation for Kathryn Falberg is not included in the below table because she was not employed by ARCA until after December 31, 2008:

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Richard B. Brewer Chief Executive Officer and Director	2008	$311,400	—	$415,172	$108,990	—	$835,562

Michael R. Bristow, M.D., Ph.D. Chief Science and Medical Officer and Chairman of the Board of Directors	2008	$259,500	—	—	$90,825	$9,199	$359,524

(1)	The cash bonuses earned in 2008 were paid under incentive plans and, therefore, are reported in the column “Non-Equity Incentive Plan Compensation.”
(2)	Amounts reflect stock-based compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with SFAS 123R, and include amounts attributable to awards granted in and before 2008. Assumptions used in the valuation of stock options are disclosed in Note 9 to the Company’s Consolidated Financial Statements filed as an exhibit to the Company’s Current Report on Form 8-K/A (Amendment No. 2), filed with the SEC on March 31, 2009.
(3)	Amounts reflect cash bonus earned in 2008 under the cash bonus program, as described in more detail below under the subsection titled, “Narrative Disclosure to Summary Compensation Table.” Cash bonuses that were earned in 2008 were paid on February 20, 2009.
(4)	Unless otherwise indicated, amounts consist of contributions made by the Company to the 401(k) Plan for each of the Named Executive Officers.

Narrative Disclosure to Summary Compensation Table

Employment Agreements or Arrangements

Richard B. Brewer. Mr. Brewer is employed as the Company’s President and Chief Executive Officer under an Employment and Retention Agreement dated November 2, 2006 that was amended and restated as of July 7, 2008 and assumed by the Company from ARCA Colorado on January 27, 2009. Under his employment agreement, Mr. Brewer is entitled to receive an annual base salary of $311,400, subject to annual increases if approved by the Board of Directors, or the Company’s Compensation Committee, and is eligible to receive an annual bonus as determined by the Board of Directors or Compensation Committee in its sole discretion. Mr. Brewer is permitted to serve on a maximum of four outside corporate boards of directors, so long as it does not interfere with his duties as President and Chief Executive Officer of the Company.

If the Company terminates Mr. Brewer’s employment without “cause,” or if Mr. Brewer terminates his employment with “good reason” (as these terms are defined in his employment agreement), the Company has agreed to pay Mr. Brewer a severance payment equivalent to (i) 12 months of his base salary and (ii) a pro rata portion of any bonus compensation under any employee bonus plan that has been approved by the Board of Directors payable to him for the fiscal year in which his employment terminated to be paid at the same time that the incentive bonus would have been paid had the termination not occurred. The Company may elect to pay Mr. Brewer additional severance equal to up to 12 months of his base salary, which additional payments would extend Mr. Brewer’s obligations under his Employee Intellectual Property, Confidentiality and Non-Compete Agreement for such additional period. Severance payments may be made by the Company on a monthly basis or, at the Company’s election, in a lump sum. The severance payment is conditioned on the execution by Mr. Brewer of a legal release in a form acceptable to the Company. A termination for “cause” includes willful misconduct, gross negligence, theft, fraud, or other illegal or dishonest conduct, any of which are considered to be materially harmful to the Company; refusal, unwillingness, failure, or inability to perform material job duties or habitual absenteeism; or violation of fiduciary duty, violation of any duty of loyalty, or material breach of any material term of the employment agreement or the Employee Intellectual Property, Confidentiality and Non-Compete Agreement, or any other agreement, with the Company. “Good reason” includes a decrease in current base salary, with certain exceptions; change in title or reporting relationship; failure of Company stockholders to elect Mr. Brewer to the Board of Directors; a move of the Company’s headquarters to a location greater than 60 miles from Denver, Colorado; resignation within 90 days of a corporate transaction; or the Company’s unilateral decision to significantly and detrimentally reduce Mr. Brewer’s job responsibilities.

In connection with the execution of his employment agreement, in November 2006, Mr. Brewer was granted the option to purchase 165,644 shares of Company common stock pursuant to a Stock Option Agreement between ARCA Colorado and Mr. Brewer and the other terms and conditions of the ARCA Colorado 2004 Stock Incentive Plan. The options were exercisable immediately, subject to ARCA’s right to repurchase any shares that have been exercised at the exercise price upon a voluntarily resignation by Mr. Brewer, his termination for cause or upon his death or disability. ARCA’s right of repurchase lapses at the rate of 6.25% at the end of each quarter following the first anniversary of the grant date. In addition, ARCA’s right of repurchase lapses in full upon the earlier of a corporate transaction (as defined in his employment agreement) or upon a termination other than for cause or by Mr. Brewer for good reason.

In addition to the options, Mr. Brewer was issued 83,490 shares of restricted stock of the Company pursuant to a Restricted Stock Agreement dated November 2, 2006 that was amended on February 19, 2007. Mr. Brewer paid $37,750 for 41,745 of the shares and received the remaining shares in consideration for prior services. The amount Mr. Brewer paid for the shares was equal to the fair market value of the stock on the date of issuance. In October 2008, Mr. Brewer’s Restricted Stock Agreement was amended to provide that the shares of restricted stock vested in full upon the closing of the business combination with Nuvelo.

Michael R. Bristow, M.D., Ph.D. Dr. Bristow serves as the Company’s Chief Science and Medical officer under an Employment and Retention Agreement that was amended and restated as of June 4, 2008. Dr. Bristow is permitted to continue his academic work for the University of Colorado Health Sciences Center and for the Cardiovascular Institute, so long as it does not interfere with his duties as Chairman and Chief Science and Medical Officer.

Under his employment agreement, Dr. Bristow is entitled to receive an annual base salary of $259,500, subject to annual increases if approved by the Company’s Board of Directors or Compensation Committee and is eligible to receive an annual bonus as determined by the Board of Directors or Compensation Committee in its sole discretion.

If the Company terminates Dr. Bristow’s employment without “cause,” or if Dr. Bristow terminates his employment with “good reason” (as these terms are defined in his employment agreement), the Company has agreed to pay Dr. Bristow a severance payment equivalent to (i) 12 months of his base salary, (ii) a pro rata portion of any bonus compensation under any employee bonus plan that has been approved by the Board of Directors payable to him for the fiscal year in which his employment terminated to be paid at the same time that such incentive bonus would have been paid had the termination not occurred, and (iii) reimbursement to cover out-of-pocket costs to continue group health insurance benefits under COBRA for 12 months, whether he elects or is eligible to receive COBRA (provided, that even if he does not elect or is not eligible to receive COBRA, he will receive the equivalent of such out-of-pocket expenses paid by him not to exceed the costs that the benefits would equal under COBRA if he were so eligible). In addition, ARCA may elect in its sole discretion, to pay additional severance equal to up to 12 months of base salary, which additional payment would extend the covenants and obligations under Dr. Bristow’s Employee Intellectual Property, Confidentiality and Non-Compete Agreement for such additional period. The severance payment is conditioned on the execution by Dr. Bristow of a legal release in a form acceptable to the Company. A termination for “cause” includes willful misconduct, gross negligence, theft, fraud, or other illegal or dishonest conduct, any of which are considered to be materially harmful to the Company; refusal, unwillingness, failure, or inability to perform material job duties or habitual absenteeism; or violation of fiduciary duty, violation of any duty of loyalty, or material breach of any material term of the employment agreement or the Employee Intellectual Property, Confidentiality and Non-Compete Agreement, or any other agreement, with the Company. “Good reason” includes a relocation of normal work location greater than 30 miles; a decrease in current base salary by more than 15%, with certain exceptions; and the Company’s unilateral decision to significantly and detrimentally reduce Dr. Bristow’s job responsibilities.

In January 2005, Dr. Bristow was granted an option to purchase 118,319 shares of ARCA common stock pursuant to a Stock Option Agreement between ARCA Colorado and Dr. Bristow and the other terms and conditions of the ARCA Colorado 2004 Stock Incentive Plan. The option fully vested as of October 18, 2008.

Base Salary. ARCA provides its current Named Executive Officers and other employees with base salary to compensate them for services rendered during the year. Base salary ranges for ARCA’s current Named Executive Officers are determined for each named executive officer based on his or her position and responsibility. During its review of base salaries for ARCA’s executives, ARCA’s Compensation Committee primarily considers:

•	the negotiated terms of each executive’s employment agreement, to the extent that one exists;

•	internal review of the executive’s compensation, both individually and relative to other named executive officers; and

•	individual performance of the executive.

In February 2009, the Company’s Board of Directors and Compensation Committee completed a review of the Company’s executive compensation in light of general market conditions in the life science industry and the completion of the business combination transaction with Nuvelo, pursuant to which the management of ARCA became the management of the Company. The Compensation Committee engaged Compensia to review and assess the Company’s executive compensation program. Compensia identified a peer group of pre-revenue generating biotechnology companies that had become public companies prior to the middle of 2006. This peer group included, Acadia Pharmaceuticals, Alexza Pharmaceuticals, Allos Therapeutics, Array Biopharma, Cytokinetics, Cytori Therapeutics, Dendreon, Geron, Incyte, Intermune, Neurocrin Biosciences and Pain Therapeutics.

In setting 2009 base salary and cash bonus award amounts for the ARCA Named Executive Officers, the Compensation Committee analyzed the peer group data and targeted cash compensation in the 50th percentile of cash compensation paid to similarly situated executive officers within the peer group. In light of its considerations, the Compensation Committee recommended and the Board of Directors approved increases to base salary of Mr. Brewer to $456,000 and of Dr. Bristow to $365,000. The increased base salaries became effective retroactively as of January 1, 2009.

Annual and Special Bonuses. In February 2007, the Compensation Committee and the Board of Directors of ARCA Colorado established a bonus structure for its entire executive team. The philosophy employed was to create incentives for the executive officers to achieve key corporate goals. The Compensation Committee set a potential bonus target of 50% of base salary for Mr. Brewer and Dr. Bristow. The Compensation Committee retained discretion to change the bonus structure and the bonus payment amounts as it considered appropriate.

For incentive bonuses tied to 2008 performance, the Compensation Committee and Board of Directors of ARCA Colorado approved a similar bonus structure as they approved for 2007. All company executives remained at their respective bonus target levels. For 2008, the Board of Directors of ARCA Colorado, with the participation of the Compensation Committee and members of management, formulated 12 equally weighted corporate performance goals that were consistent with the maturation of the Gencaro development program, financing activities, and pre-commercialization activities. These goals were related to the submission and acceptance of the Gencaro NDA with the FDA, obtaining financing, and pre-commercialization activities. The Board of Directors of ARCA Colorado believed that these goals were attainable with a very high level of executive performance and that such goals would be challenging to achieve. The 12 goals included:

•	submission of the new drug application (“NDA”) for Gencaro adequate for filing and approval by the FDA;

•	submission by LabCorp of a genetic test application associated with the FDA’s review of the NDA for Gencaro to the FDA, sufficient for approval;

•	securing financing sufficient to fund ARCA through Gencaro’s anticipated launch in 2009;

•	development of the Gencaro commercial plan;

•	securing the manufacturing, tableting, and packaging arrangements adequate for the anticipated commercial launch of Gencaro;

•	key opinion leader identification and recruitment;

•	investor relations and public relations development and execution;

•	relocation of ARCA Colorado to new Colorado offices;

•	design and implementation of the bucindolol genetic registry;

•	implementation of the Gencaro reimbursement plan;

•	preparation for a possible cardio-renal advisory committee meeting for Gencaro Test; and

•	sales force and field force hiring and deployment.

Following the completion of the business combination transaction in January 2009, the Compensation Committee and Board of Directors of ARCA concluded that the 2008 corporate goals for ARCA Colorado described above had been met at the 70% level, and each executive officer therefore received a bonus based on corporate goal achievement equal to his respective bonus percentage level multiplied by his base salary and adjusted pursuant to the compensation committee’s discretion to account for its assessment of each named executive officer’s individual performance. Cash bonuses paid to ARCA’s Named Executive Officers were $108,890 for Mr. Brewer and $90,825 for Dr. Bristow.

For incentive bonuses tied to ARCA’s 2009 performance, the Compensation Committee approved a revised set of equally weighted goals, which the Board of Directors of ARCA believes are attainable with a very high level of executive performance and will be challenging to achieve. These goals include:

•	compliance with securities laws and stock exchange listing requirements applicable to public companies;

•	FDA approval of the new drug application (“NDA”) for Gencaro;

•	FDA approval of LabCorp’s premarket approval submission;

•	development and execution of the Gencaro commercialization plan;

•	securing the manufacturing, tableting, and packaging arrangements adequate for the anticipated commercial launch of Gencaro;

•	securing financing to support commercialization of Gencaro;

•	development of additional product candidates; and

•	development of collaborative relationships to support development and commercialization of Gencaro and other product candidates in additional markets.

For 2009 performance, the Compensation Committee of the Board of Directors of ARCA set a potential bonus target of 50% of base salary for Mr. Brewer and Dr. Bristow and 40% of base salary for Ms. Falberg. The Compensation Committee retains discretion to change the bonus structure and the bonus payment amounts as it considers appropriate.

Equity Incentive Compensation. Prior to the merger with Nuvelo, the Compensation Committee of ARCA Colorado considered the equity ownership of the executive officers and, based upon the committee members’ experience investing in and serving on the boards of similar life sciences companies, and upon the executive officers’ ownership percentages in ARCA Colorado, the Compensation Committee of ARCA Colorado did not approve any additional option awards in 2008. However, based upon the committee members’ assessment of equity ownership of executive officers based on the peer group data described above, and in recognition of their efforts to bring about the successful completion of the business combination with Nuvelo, in January 2009, the Board of Directors of ARCA Colorado awarded each of Mr. Brewer and Dr. Bristow options to purchase 25,047 shares of ARCA common stock at an exercise price of $5.57 per share pursuant to a Stock Option Agreement between ARCA and Dr. Bristow and the other terms and conditions of the ARCA Colorado 2004 Stock Incentive Plan (the “ARCA Plan”).

Prior to the merger with Nuvelo, ARCA Colorado had adopted the ARCA Plan to enhance the ability of ARCA and its affiliates’ ability to attract and retain highly qualified officer, directors, key employees, and other persons, and to motivate them to serve ARCA Colorado and to expend maximum effort to improve the business results and earnings of ARCA Colorado, by providing to such officers, directors, key employees, and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of ARCA Colorado. The ARCA Plan was originally adopted by the ARCA Colorado Board of Directors and stockholders on September 30, 2004, with certain amendments to the ARCA Plan having been subsequently approved by the Board of Directors and stockholders. In connection with the merger with Nuvelo, ARCA assumed the ARCA Plan and the options previously issued under the plan, although no further awards will be made under the ARCA Plan. As of January 27, 2009, there were 722,686 options subject to outstanding ARCA Plan awards.

The ARCA Plan authorizes the granting of awards to ARCA’s employees, officers, consultants, and directors and to the employees, officers, consultants, and directors of its subsidiaries. The following awards are available under the ARCA Plan:

•	options to purchase shares of common stock, which may be incentive stock options or non qualified stock options; and

•	restricted stock.

In connection with the merger, a “change of control” as defined in the ARCA Plan occurred, all outstanding options and restricted stock were substituted for new common stock options and new restricted stock of the Company. Appropriate adjustments as to the number of shares and option prices were made, and outstanding options and restricted stock continue in the manner and under the terms so provided.

Retirement Plans, Perquisites and Other Personal Benefits. ARCA Colorado adopted a tax-qualified employee savings and retirement plan, the 401(k) Plan, for eligible employees, including its Named Executive Officers. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) Plan, subject to the statutorily prescribed annual limit. ARCA Colorado elected to make “safe harbor” matching contributions on behalf of all participants in the 401(k) Plan in accordance with statutory requirements. Participants are fully vested in all matching contributions. During fiscal 2008, ARCA Colorado’s matching contributions were equal to 100% of each employee’s first 3% of pretax deferrals and 50% of each employee’s next 2% of pretax deferrals.

ARCA intends the 401(k) Plan, and the accompanying trust, to qualify under Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned (if any) on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that ARCA will be able to deduct its contributions, if any, when made. The trustee under the 401(k) Plan, at the direction of each participant, may invest the assets of the 401(k) Plan in any of a number of investment options.

The executive officers of ARCA are eligible to participate in all employee benefit plans of ARCA, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law. ARCA also provides vacation and other paid holidays to all employees, including executive officers, which it believes are comparable to those provided at peer companies. During the fiscal year ended December 31, 2008, ARCA Colorado did not provide any of Messrs. Brewer, Bristow, Ozeroff, and St. Laurent with any other perquisites or personal benefits.

Equity Compensation; Ownership Guidelines. ARCA’s long-term incentive compensation consists solely of periodic grants of stock options to its Named Executive Officers. The stock option program is intended to:

•	link the creation of stockholder value with executive compensation;

•	provide increased equity ownership by executives;

•	function as a retention tool, because participants must remain employed by ARCA as a condition to the vesting of options granted by the compensation and award committees; and

•	maintain competitive levels of total compensation.

Options generally vest over four years. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

In addition to the stock option grant, certain executives have been issued restricted stock upon payment by the executive of a price equal to the fair market value of the stock on the date of issuance. The restricted stock is subject to repurchase by ARCA for any unvested portion. To date, only Mr. Brewer has been granted an award of restricted stock and his grant vested in full upon the closing of the business combination.

Equity Awards

The following table shows certain information regarding equity awards for the ARCA Named Executive Officers outstanding as of December 31, 2008:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard B. Brewer	165,644	(2)	—		—	$0.90	11/02/2016	83,490	(5)	$519,307.80	(5)	—	—
Michael R. Bristow, M.D., Ph.D.	118,319	(3)	7,394	(4)	—	$0.06	01/03/2015	—		—		—	—

(1)	References to options or shares held by all other executive officers in the table refer to options or shares of ARCA.
(2)	These options vested immediately, subject to the right of repurchase, which lapsed at the rate of 6.25% of the shares subject to the option at the end of each three-month period following the first anniversary of the November 2, 2006 grant date. Of these options, as of December 31, 2008, 72,470 were subject to a right of repurchase in favor of ARCA.
(3)	These stock options were granted on January 3, 2005, and vest (i) with respect to 25% of the shares subject to the options, on October 18, 2005, and (ii) with respect to the remaining shares subject to the options, at the rate of 6.25% of such shares at the end of each three-month period thereafter.
(4)	These stock options were granted on January 3, 2005, and vest (i) with respect to 25% of the shares subject to the options, on October 18, 2005, and (ii) with respect to the remaining shares subject to the options, at the rate of 6.25% of such shares at the end of each three-month period thereafter.
(5)	All shares vested on January 27, 2009 upon the closing of the merger. The market value of the shares is based on the $6.22 per share fair value of the common stock of ARCA as of December 31, 2008 as determined by the Board of Directors of ARCA Colorado.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under the Company’s policies applicable to transactions involving related persons, transactions involving related persons are assessed by the independent directors of the Company’s Board of Directors. Related persons include Company directors and executive officers, as well as immediate family members of directors and officers. If the determination is made that a related person has a material interest in any ARCA transaction, then the Company’s independent directors would review, approve or ratify it, and the transaction would be required to be disclosed in accordance with the applicable law and Nasdaq listing requirements. If the related person at issue is a director of ARCA, or a family member of a director, then that director would not participate in those discussions.

Transactions with ARCA’s Chief Science and Medical Officer and Chairman

University of Colorado

Before its business combination with ARCA, ARCA Colorado entered into an unrestricted research grant with a research laboratory of the University of Colorado led by Dr. Michael R. Bristow, ARCA’s Chief Science and Medical Officer and Chairman of the Board of Directors, for the advancement of research in chronic heart failure. Under this agreement, ARCA Colorado paid the research laboratory $22,500 per quarter and $7,500 per month to offset salary expenses at the laboratory. This arrangement was in place through June 2007.

Effective July 1, 2007, ARCA Colorado terminated its prior grant funding arrangement and entered into another unrestricted research grant with Dr. Bristow’s research laboratory for $23,917 per month. Total expenses under these arrangements for the year ended December 31, 2008 were $294,000. Total expenses during fiscal years 2007, 2006, and 2005 were $222,502, $154,992, and $123,311, respectively, and $501,099 from the agreement’s inception through December 31, 2008.

ARCA Colorado also entered into a materials transfer agreement with the University of Colorado, under which ARCA Colorado has agreed to pay $35,000 per year to maintain the Heart Tissue Bank associated with Dr. Bristow’s research laboratory at the University of Colorado. Total expenses for the year ended December 31, 2008 were $35,000. Total expenses during fiscal years 2007, 2006, and 2005 were $35,000, $35,000, and $35,000, respectively, and $140,000 from the agreement’s inception through December 31, 2008.

Convertible Promissory Notes and Warrants

ARCA Colorado entered into a Note and Warrant Purchase Agreement dated September 24, 2008, as amended on October 10, 2008, with certain holders of ARCA Colorado preferred stock. Atlas Venture Fund VII, L.P., of which Dr. Jean-François Formela is a partner in the life sciences group, purchased $3,674,630 in principal amount of notes and corresponding warrants, Skyline Venture Partners Qualified Purchaser Fund IV, L.P., of which David G. Lowe is a partner, purchased $1,825,696 in principal amount of notes and corresponding warrants, and InterWest Partners IX, L.P., of which Dr. Linda Grais is a partner, purchased $1,461,872 in principal amount of notes and corresponding warrants. Each of these investors acquired convertible notes and warrants on the same terms and conditions as the other investors under the Note and Warrant Purchase Agreement.

University of Colorado’s University License Equity Holdings, Inc.

ARCA Colorado entered into an exclusive license agreement with University of Colorado’s License Equity Holdings, Inc. (“ULEHI”) whereby ULEHI licensed to ARCA Colorado patent applications covering use of Gencaro therapy and various options to license future inventions and targets, and ARCA Colorado agreed to pay a per year minimum royalty beginning in 2006. A portion of the license revenue received by ULEHI is allocated to the research laboratory of Dr. Bristow, ARCA’s Chief Science and Medical Officer and Chairman. ARCA

Colorado expensed $25,000 for the year ended December 31, 2008. During 2007, 2006, and 2005, ARCA Colorado paid $25,000, $25,000, and $0, respectively and has paid $75,000 from the agreement’s inception through December 31, 2008. In addition, ARCA Colorado will owe royalties based upon its commercial sales (other than Gencaro) and other milestones, if any. In August 2007, ARCA Colorado executed an amendment to the license agreement to acquire additional patent rights and paid $15,000 for those rights.

As part of its licensing arrangement, ARCA Colorado issued to ULEHI at total of 302,785 shares of its common stock, which as a result of the merger, represent the right to acquire 50,555 shares of Company common stock. Pursuant to an anti-dilution provision in the license agreement, ARCA Colorado issued 69,882 shares of its common stock, 142,903 shares of its common stock, and 0 shares of its common stock in 2007, 2006, 2005, respectively, and 212,785 shares of its common stock from inception through December 31, 2007. The anti-dilution provision was fully satisfied in May 2007.

AUDIT COMMITTEE REPORT

Our Audit Committee was established on March 4, 1997, adopted its original Audit Committee charter on August 2, 2000, and adopted its current Audit Committee charter on December 5, 2007. Dr. Zabriskie, as the chairperson, Ms. Pendergast, and Dr. Sobel presently serve on the Audit Committee. From January 1, 2008 through December 31, 2008, the Audit Committee consisted of Mr. Perry, as the chairperson, Ms. Pendergast, and Dr. Sobel. All three current Committee members are “independent” directors, as determined in accordance with Rule 10A-3(b)(1) of the Exchange Act and the current rules of the Nasdaq listing standards. Dr. Zabriskie is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters it deems appropriate. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2008.

The Audit Committee met six times during 2008 and has:

•	reviewed and discussed our Company’s audited financial statements with management and the independent registered public accounting firm;

•	discussed with EY the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

•

received from EY the written disclosures and the letter regarding their independence as required by applicable requirements of the PCAOB regarding the independent accountants, and discussed the registered public accounting firm’s independence with them.

In addition, based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

AUDIT COMMITTEE

John L. Zabriskie, Ph.D., Chairperson1

Mary Pendergast2

Dr. Burton E. Sobel3

(1)	A member since January 27, 2009
(2)	A member since December 20, 2007
(3)	A member since March 23, 2005

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts.

OTHER INFORMATION

Other Matters at the Meeting

We do not know of any matters to be presented at the annual meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the annual meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or single paper copy proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are ARCA stockholders will be “householding” our Notices and proxy materials. A single Notice or Proxy Statement or 2008 Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or Proxy Statement and Annual Report, please notify your broker, or direct your written request to our Secretary, care of ARCA biopharma, Inc., 8001 Arista Place, Suite 200, Broomfield, CO 80021. Stockholders who currently receive multiple Notices or paper copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Annual Report on Form 10-K; Available Information

We have filed with the SEC an Annual Report on Form 10-K. Each stockholder receiving a Notice or paper copy of this Proxy Statement will also receive a paper copy of our Annual Report on Form 10-K. Copies of exhibits to our Annual Report on Form 10-K are available from us upon reimbursement of our reasonable costs in providing these documents and written request to our Secretary. Please address requests for these documents to: Secretary, ARCA biopharma, Inc., 8001 Arista Place, Suite 200, Broomfield, CO 80021. Our filings with the SEC may be inspected at the offices of the SEC located in Washington, D.C. Documents filed electronically with the SEC may also be accessed through the website maintained by it at www.sec.gov or through our website at www.arcabiopharma.com.

Stockholder Proposals for 2010 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at our next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be so included for the 2010 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 and must be received by us no later than January 6, 2010, unless the meeting date is before May 26, 2010 or after July 25, 2010 in which case a reasonable time before we begin to print and mail, or make accessible via the Internet, our proxy materials. In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our Proxy Statement, to be brought before an annual meeting of stockholders. In general, notice must be received by our Secretary not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2010 annual meeting of stockholders, such a proposal must be received by us after March 27, 2010, but no later than April 27, 2010. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, we need not present the proposal for a vote at such meeting. Stockholders should also review a copy of the Company’s Bylaws for additional notice and informational requirements required to be included in a stockholder proposal or nomination to receive consideration by the Company.

By order of the Board of Directors:

Michael R. Bristow, M.D., Ph.D.

Chairman of the Board of Directors

and Chief Science and Medical Officer

April 30, 2009

Broomfield, Colorado

Appendix A

AMENDED AND RESTATED

ARCA biopharma, Inc.

2004 EQUITY INCENTIVE PLAN

1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment.     The Nuvelo, Inc. 2004 Equity Incentive Plan was originally established effective as of May 6, 2004, the date of its approval by the stockholders of the Company, and was subsequently amended and restated on May 7, 2006. It was again, subject to stockholder approval, amended and restated by the Board on March 14, 2007. The plan was, subject to stockholder approval, amended and restated by the Board on April 29, 2009 in the form of this Amended and Restated ARCA biopharma, Inc. 2004 Equity Incentive Plan (the “Plan”). The Plan was approved on June 25, 2009 by the stockholders of the Company (the “Effective Date”).

1.2 Purpose.    The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Indexed Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Performance Shares, Performance Units, Restricted Stock Units and Deferred Stock Units. After May 6, 2004, the Company shall terminate, and no longer issue any awards from under, the Company’s 2002 Equity Incentive Plan, Director Stock Option Plan, Scientific Advisory Board/Consultants Stock Option Plan, 1995 Stock Option Plan and the Variagenics 1997 Employee, Director & Consultant Stock Option Plan.

1.3 Term of Plan.    The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the Effective Date.

2.    DEFINITIONS AND CONSTRUCTION.

2.1 Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b) “Award” means any Option, Indexed Option, SAR, Restricted Stock Purchase Right, Restricted Stock Bonus, Performance Share, Performance Unit, Restricted Stock Unit or Deferred Stock Unit granted under the Plan.

(c) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Agreement,” an “Indexed Option Agreement,” a “SAR Agreement,” a “Restricted Stock Purchase Agreement,” a “Restricted Stock Bonus Agreement,” a “Performance Share Agreement,” a “Performance Unit Agreement,” a “Restricted Stock Unit Agreement,” or a “Deferred Stock Unit Agreement.”

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(f) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(g) “Company” means ARCA biopharma, Inc., a Delaware corporation, or any successor corporation thereto.

(h) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on a Form S-8 Registration Statement under the Securities Act.

(i) “Deferred Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 11 of the Plan to receive a share of Stock on a date determined in accordance with the provisions of Section 11 and the Participant’s Award Agreement.

(j) “Director” means a member of the Board.

(k) “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(l) “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(m) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)

If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall, unless expressly determined otherwise by the Committee, in its discretion, be the average of the high and low price of a share of Stock on such date, as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii)	If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(p) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(q) “Indexed Option” means an Option with an exercise price which either increases by a fixed percentage over time or changes by reference to a published index, as determined by the Committee and set forth in the Option Agreement.

(r) “Insider” means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(s) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

(t) “Officer” means any person designated by the Board as an officer of the Company.

(u) “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option, a Nonstatutory Stock Option or an Indexed Option.

(v) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(w) “Participant” means any eligible person who has been granted one or more Awards.

(x) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(y) “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(z) “Performance Award” means an Award of Performance Shares or Performance Units.

(aa) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(bb) “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

(cc) “Performance Period” means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

(dd) “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(ee) “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(ff) “Prior Plan Options” means any option or other award granted by the Company which is subject to vesting or repurchase by the Company, including specifically, all such options and awards granted pursuant to a prior version of this Plan, the Nuvelo, Inc. 2002 Equity Incentive Plan, the Nuvelo, Inc. Director Stock Option Plan, the Nuvelo, Inc. Scientific Advisory Board/Consultants Stock Option Plan, the Nuvelo, Inc. 1995 Stock Option Plan and the Variagenics 1997 Employee, Director & Consultant Stock Option Plan which is outstanding on or after the Effective Date.

(gg) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(hh) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8 of the Plan.

(ii) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8 of the Plan.

(jj) “Restricted Stock Unit” or “Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a share of Stock on a date determined in accordance with the provisions of Section 10 and the Participant’s Award Agreement.

(kk) “Restriction Period” means the period established in accordance with Section 8.5 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

(ll) “Retirement” means a Participant’s termination of Service, if as of the date of such termination, the Participant has reached the age of fifty-eight (58) and has completed eight (8) years of continuous Service to the Participating Company Group. A Participant who terminates Service with the Participating Company Group and resumes Service more than six (6) months after his or her original termination date, will not have his or her Service with the Participant Company Group prior to his or her original termination date count for purposes of determining Retirement. Notwithstanding the foregoing, the Board shall have the discretion to determine on a case by case basis whether such prior Service with the Participant Company Group may be counted for purposes of Retirement. The Board will notify any rehired Participant if the Board has determined such prior Service will count towards Retirement, and in the absence of such notification from the Board, such Service shall not be counted for purposes of Retirement.

(mm) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(nn) “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(oo) “Section 162(m)” means Section 162(m) of the Code.

(pp) “Securities Act” means the Securities Act of 1933, as amended.

(qq) “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option, unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. In addition, a Participant’s Service shall be deemed to have terminated if, in the Committee’s sole discretion, the Participant’s employment relationship is transferred to an Affiliate or Subsidiary Corporation and the Participant is offered a replacement equity award from the Affiliate or Subsidiary Corporation. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(rr) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

(ss) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(tt) “Ten Percent Owner” means a Participant who, at the time an Incentive Stock Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(uu) “Vesting Conditions” mean those conditions established in accordance with Section 8.5 or Section 10.3 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.

2.2 Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.    ADMINISTRATION.

3.1 Administration by the Committee.    The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2 Authority of Officers.    Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. The Board may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Board or the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider; provided, however, that (a) such Awards shall not be granted for shares in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 4.1, (b) the exercise price per share of each Option shall be not less than the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded),and (c) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board or the Committee.

3.3 Administration with Respect to Insiders.    With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4 Committee Complying with Section 162(m).    If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.5 Powers of the Committee.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b) to determine the type of Award granted and to designate Options as Incentive Stock Options, Nonstatutory Stock Options or Indexed Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award of Restricted Stock Units, SARs, Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

(j) to authorize, in conjunction with any applicable Company deferred compensation plan, that the receipt of cash or Stock subject to any Award under this Plan, may be deferred under the terms and conditions of such Company deferred compensation plan; and

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6 No Repricing.    Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options and/or SARs and the grant in substitution therefore of any new Awards, including specifically any new Options and/or SARs having a lower exercise price or (b) the amendment of outstanding Options and/or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code.

3.7 No Restricted Stock Award Acceleration.    Notwithstanding any provision of the Plan to the contrary, no Restricted Stock Award may be granted which provides, or subsequently amended to provide, for (i) any acceleration of vesting for any reason other than upon a Change in Control or after the Participant’s death or Disability and (ii) vesting of one hundred percent (100%) of any such Restricted Stock Award prior to the passage of three (3) years of Service (unless such Restricted Stock Award will vest in accordance with the satisfaction of any Performance Measure set forth in Section 9.4).

3.8 Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.    SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable and Share Usage.    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be granted under the Plan shall be Nine Hundred Fifty Five Thousand Two Hundred Four (955,204), reduced by the number of shares subject to Prior Plan Options outstanding as of the Effective Date. Such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If any outstanding Award, including any Prior Plan Options, for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase, including any Prior Plan Options, are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award, including any Prior Plan Options, or such forfeited or repurchased shares of Stock shall again be available for grant under the Plan applying the share usage rules of this Section 4.1. Shares of Stock shall not be deemed to have been granted pursuant to the Plan with respect to any portion of an Award that is settled in cash. Notwithstanding anything to the contrary in this Section 4.1, the following shares of Stock shall not be available for reissuance under the Plan: (i) shares of Stock with respect to which the Participant has received the benefits of ownership (other than voting rights), either in the form of dividends, shares sold pursuant to a Cashless Exercise described in Section 6.3(a) or otherwise; (ii) shares of Stock which are withheld from any Award or payment under the Plan to satisfy tax withholding obligations pursuant to Section 15.2; (iii) shares of Stock which are surrendered by any Participant (through a Cashless Exercise, actual delivery of the shares or attestation of ownership) to fulfill tax withholding obligations or to pay the applicable exercise price for any Award; and (iv) shares of Stock subject to the grant of a SAR which are not issued upon settlement of the SAR.

Shares of Stock covered by an Award shall be counted as used as of the grant date. Any shares of Stock that are subject to Awards of Options shall be counted against the limit set forth in this Section 4.1 as one (1) share for every one (1) share subject to an Award of Options. With respect to SARs, the number of shares subject to an award of SARs will be counted against the aggregate number of shares available for issuance under the Plan regardless of the number of shares actually issued to settle the SAR upon exercise.

4.2 Adjustments for Changes in Capital Structure.    Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.    ELIGIBILITY AND AWARD LIMITATIONS.

5.1 Persons Eligible for Awards.    Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.

5.2 Participation.    Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one (1) Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Incentive Stock Option Limitations.

(a) Persons Eligible.    An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

(b) Fair Market Value Limitation.    To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

5.4 Award Limits.

(a) Aggregate Limit on Restricted Stock Awards and Performance Awards.    Subject to adjustment as provided in Section 4.2, in no event shall more than Fifty Thousand (50,000) shares of Stock in the aggregate be issued under the Plan pursuant to the exercise or settlement of Restricted Stock Awards and Performance Awards.

(b) Section 162(m) Award Limits.    The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(i) Options and SARs.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than One Hundred Thousand (100,000) shares of Stock, provided, however, that the Company may make an additional one-time grant to any newly-hired Employee of an Option and/or SAR for the purchase of up to an additional Fifty Thousand (50,000) shares of Stock. An Option which is canceled (or a Freestanding SAR as to which the exercise price is reduced to reflect a reduction in the Fair Market Value of the Stock) in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.

(ii) Restricted Stock Awards and Restricted Stock Units.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards or Restricted Stock Units, subject to Vesting Conditions based on the attainment of Performance Goals, for more than Twenty Thousand (20,000) shares of Stock, provided, however, that the Company may make an additional one-time grant to any newly-hired Employee of a Restricted Stock Award or Restricted Stock Units of up to an additional Seven Thousand Five Hundred (7,500) shares of Stock.

(iii) Performance Awards.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted (A) Performance Shares which could result in such Employee receiving more than Twenty Thousand (20,000) shares of Stock for each full fiscal year of the Company contained in the Performance Period for such Award, or (B) Performance Units which could result in such Employee receiving more than Two Million dollars ($2,000,000) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

6.    TERMS AND CONDITIONS OF OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price.    The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) notwithstanding anything to the contrary in this Section 6.1, in the case of an Indexed Option, the Committee shall determine the exercise price of such Indexed Option and the terms and conditions that affect, if any, any adjustments to the exercise price of such Indexed Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2 Exercisability and Term of Options.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized.    Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock.    Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii) Cashless Exercise.    The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

6.4 Effect of Termination of Service.    An Option shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option.

6.5 Transferability of Options.    During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act. Notwithstanding any of the foregoing, the Board may permit further transferability of any Option, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

7.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized.    SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

7.2 Exercise Price.    The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3 Exercisability and Term of SARs.

(a) Tandem SARs.    Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs.    Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

7.4 Exercise of SARs.    Upon the exercise (or deemed exercise pursuant to Section 7.5) of a SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, a SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.

7.5 Deemed Exercise of SARs.    If, on the date on which a SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6 Effect of Termination of Service.    Subject to earlier termination of the SAR as otherwise provided herein a SAR shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR and thereafter shall terminate.

7.7 Nontransferability of SARs.    During the lifetime of the Participant, a SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the exercise of a SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding any of the foregoing, the Board may permit further transferability of any SAR, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

8.    TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of Restricted Stock Awards Authorized.    Restricted Stock Awards may be in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

8.2 Purchase Price.    The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to such Restricted Stock Award.

8.3 Purchase Period.    A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right; provided, however, that no Restricted Stock Purchase Right granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.

8.4 Payment of Purchase Price.    Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check, or in cash equivalent, (b) by such other consideration as may be approved by the

Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof. The Committee may at any time or from time to time grant Restricted Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration. Restricted Stock Bonuses shall be issued in consideration for past services actually rendered to a Participating Company or for its benefit.

8.5 Vesting and Restrictions on Transfer.    Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event, as defined in Section 13.1, or as provided in Section 8.8. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6 Voting Rights; Dividends and Distributions.    Except as provided in this Section, Section 8.5 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7 Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8 Nontransferability of Restricted Stock Award Rights.    Prior to the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.    TERMS AND CONDITIONS OF PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Types of Performance Awards Authorized.    Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

9.2 Initial Value of Performance Shares and Performance Units.    Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.3 Establishment of Performance Period, Performance Goals and Performance Award Formula.    In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

9.4 Measurement of Performance Goals.    Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a) Performance Measures.    Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Performance Measures may be one or more of the following, or a combination of the any of the following, as determined by the Committee:

(i)	revenue;
(ii)	gross margin;
(iii)	operating margin;
(iv)	operating income;
(v)	pre-tax profit;
(vi)	earnings before interest, taxes and depreciation;
(vii)	net income;
(viii)	cash flow;
(ix)	expenses;
(x)	the market price of the Stock;
(xi)	earnings per share;
(xii)	return on stockholder equity;
(xiii)	return on capital;
(xiv)	return on net assets;
(xv)	economic value added;
(xvi)	number of customers;
(xvii)	market share;
(xviii)	return on investment;
(xix)	profit after tax;
(xx)	product approval; and
(xxi)	customer satisfaction.

(b) Performance Targets.    Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

9.5 Settlement of Performance Awards.

(a) Determination of Final Value.    As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula.    In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a “covered employee” within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award.

(c) Effect of Leaves of Absence.    Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

(d) Notice to Participants.    As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards.    As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. An Award Agreement may provide for deferred payment in a lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.

(f) Provisions Applicable to Payment in Shares.    If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

9.6 Voting Rights; Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

9.7 Effect of Termination of Service.    The effect of a Participant’s termination of Service on the Performance Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award.

9.8 Nontransferability of Performance Awards.    Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.    TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARDS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Grant of Restricted Stock Unit Awards.    Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

10.2 Purchase Price.    No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.

10.3 Vesting.    Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

10.4 Voting Rights, Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

10.5 Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

10.6 Settlement of Restricted Stock Unit Awards.    The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

10.7 Nontransferability of Restricted Stock Unit Awards.    Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.    DEFERRED STOCK UNITS.

11.1 Establishment of Deferred Stock Unit Program.    The Committee, in its discretion and upon such terms and conditions as it may determine, may establish one or more programs pursuant to the Plan under which:

(a) Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Deferred Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

(b) Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to be granted automatically an Award of Deferred Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of:

(i) shares of Stock otherwise issuable to such Participant upon the exercise of an Option;

(ii) cash or shares of Stock otherwise issuable to such Participant upon the exercise of a SAR; or

(iii) cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Performance Award.

11.2 Terms and Conditions of Deferred Stock Units.    Deferred Stock Units granted pursuant to this Section 11 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No such Deferred Stock Unit or purported Deferred Stock Unit shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Deferred Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a) Vesting Conditions.    Deferred Stock Units shall not be subject to any vesting conditions.

(b) Terms and Conditions of Deferred Stock Units.

(i) Voting Rights; Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Deferred Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Deferred Stock Units held by such Participant are settled. Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Deferred Stock Units as of the date of payment of such cash dividends on Stock. The method of determining the number of additional Deferred Stock Units to be so credited shall be specified by the Committee and set forth in the Award Agreement. Such additional Deferred Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Deferred Stock Units originally subject to the Deferred Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Deferred Stock Unit Award so that it represent the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award.

(ii) Settlement of Deferred Stock Unit Awards.    A Participant electing to receive an Award of Deferred Stock Units pursuant to this Section 11, shall specify at the time of such election a settlement date with respect to such Award. The Company shall issue to the Participant as soon as practicable following the earlier of the settlement date elected by the Participant or the date of termination of the Participant’s Service, a number of whole shares of Stock equal to the number of whole Deferred Stock Units subject to the Deferred Stock Unit Award. Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares. Any fractional Deferred Stock Unit subject to the Deferred Stock Unit Award shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

(iii) Nontransferability of Deferred Stock Unit Awards.    Prior to their settlement in accordance with the provision of the Plan, no Deferred Stock Unit Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Deferred Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

12.    STANDARD FORMS OF AWARD AGREEMENT.

12.1 Award Agreements.    Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

12.2 Authority to Vary Terms.    The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13.    CHANGE IN CONTROL.

13.1 Definitions.

(a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company.

(b) A “Change in Control” shall mean an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 13.1(a)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

13.2 Effect of Change in Control on Options and SARs.

(a) Accelerated Vesting.    Notwithstanding any other provision of the Plan to the contrary, the Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such Options and SARs upon such conditions and to such extent as the Committee shall determine.

(b) Assumption or Substitution.    In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Participant, either assume the Company’s rights and obligations under outstanding Options and SARs or substitute for outstanding

Options and SARs substantially equivalent options and stock appreciation rights for the Acquiring Corporation’s stock. In the event that the Acquiring Corporation elects not to assume or substitute for outstanding Options and SARs in connection with a Change in Control, or if the Acquiring Corporation is not a “publicly held corporation” within the meaning of Section 162(m), the exercisability and vesting of each such outstanding Option, SAR and any shares acquired upon the exercise thereof held by a Participant whose Service has not terminated prior to such date shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option, SAR and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 13.2 and the provisions of such applicable Award Agreement shall be conditioned upon the consummation of the Change in Control. Any Options and SARs which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option or SAR prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the applicable Award Agreement evidencing such Option or SAR except as otherwise provided in such applicable Award Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options and SARs immediately prior to an Ownership Change Event described in Section 13.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options and SARs shall not terminate unless the Committee otherwise provides in its discretion.

(c) Cash-Out.    The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or SAR outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Option or SAR in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share under such Option or SAR (the “Spread”). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their canceled Options and SARs as soon as practicable following the date of the Change in Control.

13.3 Effect of Change in Control on Restricted Stock Awards.    The Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock Award that, in the event of a Change in Control, the lapsing of the Restriction Period applicable to the shares subject to the Restricted Stock Award held by a Participant whose Service has not terminated prior to the Change in Control shall be accelerated effective immediately prior to the consummation of the Change in Control to such extent as specified in such Award Agreement. Any acceleration of the lapsing of the Restriction Period that was permissible solely by reason of this Section 13.3 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

13.4 Effect of Change in Control on Performance Awards.    The Committee may, in its discretion, provide in any Award Agreement evidencing a Performance Award that, in the event of a Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to the Change in Control shall become payable effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

13.5 Effect of Change in Control on Restricted Stock Unit Awards.    The Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock Unit Award that, in the event of a Change in Control, the Restricted Stock Unit Award held by a Participant whose Service has not terminated prior to such date shall be settled effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

13.6 Effect of Change in Control on Deferred Stock Units.    The Committee may, in its discretion, provide in any Award Agreement evidencing a Deferred Stock Unit Award that, in the event of a Change in Control, the Deferred Stock Units pursuant to such Award shall be settled effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

14.    COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.    TAX WITHHOLDING.

15.1 Tax Withholding in General.    The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

15.2 Withholding in Shares.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

16.     AMENDMENT OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) no Option and/or SAR repricing as described in Section 3.6, (d) no amendment to permit the granting of Options (other than Indexed Options) with exercise prices less than Fair Market Value on the date of grant, and (e) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.

17.    MISCELLANEOUS PROVISIONS.

17.1 Repurchase Rights.     Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

17.2 Provision of Information.     Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

17.3 Rights as Employee, Consultant or Director.    No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

17.4 Rights as a Stockholder.    A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

17.5 Fractional Shares.    The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

17.6 Severability.    If any one or more of the provisions (or any part thereof) of this Plan or of any Award Agreement issued hereunder, shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or of any Award Agreement shall not in any way be affected or impaired thereby. The Company may, without the consent of any Participant, and in a manner determined necessary solely in the discretion of the Company, amend the Plan and any outstanding Award Agreement as the Company deems necessary to ensure the Plan and all Awards remain valid, legal or enforceable in all respects.

17.7 Beneficiary Designation.    Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

17.8 Unfunded Obligation.    Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

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Electronic Voting Instructions

You Available can vote 24 hours by Internet a day, or 7 days telephone! a week!

methods Instead of outlined mailing below your proxy, to vote you your may proxy. choose one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

1:00 Proxies a.m. submitted , Central Time, by the on Internet XXXXXX or XX, telephone 20XX. must be received by

Vote by Internet

Log on to the Internet and go to www.envisionreports.com/NUVO

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Four Directors for a three-year term ending at the Annual Meeting of Stockholders in 2012 or until the election and qualification of their respective successors.

NOMINEES: For Withhold For Withhold For Withhold +

01 - Jean-Francois Formela, M.D. 02 - J. William Freytag, Ph.D. 03 - Ted W. Love, M.D.

04 - Burton E. Sobel, M.D.

For Against Abstain For Against Abstain

2. Approval Inc. 2004 of Equity the amendment Incentive Plan and as restatement the Amended of the and Nuvelo, 3. Ratification independent of registered the selection public of KPMG accounting LLP firm as the for Company’s the fiscal Restated ARCA biopharma, Inc. 2004 Equity Incentive Plan. year ending December 31, 2009.

In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting.

B Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below minor, Please etc. date Signatures and sign exactly for corporations as the name and appears partnerships on this should card. be Joint in the owners corporate should or firm each name sign. by Please a duly give authorized full title person. when signing as executor, administrator, trustee, attorney, guardian for a Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

1 U P X 0 2 2 0 5 9 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

ARCA

biopharma

Proxy — ARCA BIOPHARMA, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF ARCA BIOPHARMA, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2009

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of ARCA biopharma, Inc. (the “Company”), dated April 30, 2009, in connection with the Company’s Annual Meeting of Stockholders to be held at the Renaissance Hotel, 500 Flatiron Blvd., Broomfield, CO 80021, at 9:00 a.m., mountain time, on Thursday, June 25, 2009, and does hereby appoint Richard B. Brewer, Michael R. Bristow, M.D., Ph.D., Kathryn E. Falberg and Christopher D. Ozeroff, and each of them (with full power to act alone), proxies of the undersigned with all the powers the undersigned would possess if personally present and with full power of substitution in each of them, to appear and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2009 Annual Meeting of Stockholders, and at any adjournment or adjournments thereof.

The shares represented hereby will be voted as directed herein. IN EACH CASE, IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, SAID PROXY HOLDERS WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS PROXY MAY BE REVOKED IN WRITING AT ANY TIME PRIOR TO THE VOTING THEREOF.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please be sure to sign and date this Proxy.